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                                                                   Exhibit 10.21

                           PURCHASE AND SALE AGREEMENT

Date:          November 20, 2003

Seller:        DESCO ASSOCIATES, a Connecticut limited partnership
               c/o John D. Scarritt
               P.O. Box 215
               225 Grove Street
               Bristol, Connecticut 06011-0215
               Telephone: 860-582-0244
               Telecopier: 702-543-5422
               Email:desco@snet.net

Buyer:         INLAND REAL ESTATE ACQUISITIONS, INC.
               2901 Butterfield Road
               Oak Brook, Illinois 60523
               Telephone: 630-218-4948
               Telecopier: 630-218-4935
               Email: jcosenza@inlandgroup.com

ESCROW AGENT
AND TITLE
INSURER:       CHICAGO TITLE INSURANCE COMPANY
               171 North Clark Street
               Chicago, Illinois 60601
               Attention: Nancy Castro
               Telephone:  312-223-3909
               Telecopier: 312-223-2108
               Escrow No.:___________________(the "ESCROW")

REAL
PROPERTY:      The Real Property is composed of two parcels (each, a "Parcel", and together, the "Parcels"), as follows:

               FIRST PARCEL: That certain real property located at 1045 West Main Street, New Britain, Connecticut, consisting of approximately 7.60 acres, together with (a) a building containing approximately 65,658 square feet and all other improvements located thereon (including all replacements or additions thereto between the date hereof and the Closing Date), (b) all systems, facilities, fixtures, machinery, equipment and conduits that provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water thereto (including all replacements or additions thereto between the date hereof and the Closing Date), and (c) all easements, rights, tenements, hereditaments, privileges, and appurtenances, if any, held by Seller, which real property is more particularly described on Exhibit "A-1" attached hereto and by this reference included herein (the "NEW BRITAIN REAL PROPERTY"), and subject to that certain Lease Agreement, dated February 23, 1995, as amended (the "NEW BRITAIN LEASE"), between Seller as Landlord and SHAW'S SUPERMARKETS, INC. as tenant, a true, correct and complete copy of which (including any and all amendments

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               thereto and guaranties thereof) is attached hereto as Exhibit B and made a part hereof.

               SECOND PARCEL: That certain real property located at 325 Oakland Street, Bristol, Connecticut, consisting of approximately 5.35 acres, together with (a) a building containing approximately 54,661 square feet and all other improvements thereon (including all replacements or additions thereto between the date hereof and the Closing Date), (b) all systems, facilities, fixtures, machinery, equipment and conduits that provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer and water thereto (including all replacements or additions thereto between the date hereof and the Closing Date), and (c) all easements, rights, tenements, hereditaments, privileges, and appurtenances, if any, held by Seller, which real property is more particularly described on Exhibit "A-2" attached hereto and by this reference included herein (the "BRISTOL REAL PROPERTY"), and subject to that certain Lease Agreement, dated August 1, 1994, as amended (the "BRISTOL LEASE"), between Seller as Landlord and SHAW'S SUPERMARKETS, INC. as tenant ("TENANT"), a true, correct and complete copy of which (including all amendments thereto and guaranties thereof) is attached hereto as Exhibit C and made a part hereof. Said property shall be conveyed together with Seller's rights and obligations (but only those obligations required to be first performed after the Closing Date (as defined in Section 2.1 below)), as tenant, under a Lease and Agreement dated August 15, 1994 between Seller and Stephen Hutt (the "Hutt Lease") a true, correct and complete copy of which (including all amendments thereto and guaranties thereof) is attached hereto as Exhibit D and made a part hereof. The New Britain Lease and, the Bristol Lease hereinafter shall sometimes hereinafter be collectively referred to as the "Leases".

     FOR A VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   AGREEMENT.

     Subject to the terms and conditions of this Purchase and Sale Agreement (together with all Exhibits and Schedules attached hereto, the "AGREEMENT"), Seller agrees to sell and Buyer agrees to purchase the Property (as defined in Schedule 1 attached hereto and made a part hereof).

2.   OPENING AND CLOSING; CONDITIONS TO CLOSING.

     2.1 As used herein, the term "OPENING OF ESCROW" shall mean the day on which Escrow Agent receives a copy of this Agreement executed by both Buyer and Seller together with the funds described in Subparagraph 3.1(a) below. Subject to satisfaction of the terms, provisions and conditions contained in this Agreement, consummation of the sale of the Property provided for herein (the "CLOSING") shall take place five (5) days after the earlier of (i) Buyer's waiver and/or satisfaction of the Inspections (hereinbelow defined), or (ii) expiration of the Inspection Period (as defined below) without cancellation of this Agreement by Buyer (the "CLOSING DATE") through the Escrow (as defined in
Section 4 below) at the offices of Escrow Agent identified above.

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     2.2    CONDITIONS TO CLOSING.

            (a) The obligation of Buyer to close the transaction contemplated by this Agreement is subject to and conditioned upon, at Buyer's sole option, the satisfaction of all of the following:

                  (i) Seller's delivery to Buyer, not less than three (3) days prior to the expiration of the Inspection Period, an original estoppel certificate, in form and substance acceptable to Buyer, executed by each and all tenants under the Leases (and, as applicable, all guarantors of the Leases) and raising no matters that, in Buyer's sole and absolute discretion, could adversely affect the ownership, operation, management, repair, use or maintenance of the Property or any portion thereof, and otherwise confirming the terms and provisions of the Leases. Seller shall use its best efforts to cause the tenants to execute the form of estoppel certificate attached hereto as Exhibit E. Such tenant estoppel certificates cannot be dated more than thirty
(30) days prior to the Closing Date;

                  (ii) Seller's delivery to Buyer, not less than three(3) days prior to the expiration of the Inspection Period, original estoppel certificates executed by all parties whose property is currently subject to any and all operating agreements, reciprocal easement agreements and/or similar agreements (collectively, the "REAs") encumbering title to the Property, pursuant to which estoppel certificates such parties shall confirm (a) the terms of the REAs, (b) that there exist no defaults under the REAs and no event or circumstance has occurred that, with the giving of notice or passage of time, could result in a default under the REAs, (c) any and all assessments and other payments required to be made on or before the Closing Date have been so paid, and (d) such other matters as may be required by Buyer prior to the expiration of the Inspection Period. The form and substance of such estoppel certificates shall be agreed to by Seller and Buyer prior to the expiration of the Inspection Period. Such estoppel certificates shall be certified to Buyer and its nominee, assignee and/or the entities designated by Buyer as taking title to the Property and Buyer's lender (and their respective successors and assigns), if any. Such REA estoppel certificates cannot be dated more than thirty (30) days prior to the Closing Date;

                  (iii) Delivery, at Closing, of sole and exclusive possession of the Property (including, with respect to the Second Parcel, the ground lessee's interest in, to and under the Hutt Lease)) to Buyer, subject only to the Leases and Permitted Title Exceptions (as defined in Schedule 1 attached hereto) applicable to each Parcel of Real Property;

                  (iv) All representations and warranties of Seller contained in this Agreement being true and correct at and as of the Closing Date;

                  (v) The issuance by the Title Insurer (as defined in Schedule 1 hereto) of the Title Policies (as defined in Section 6 below) applicable to each Parcel (including the removal of, or issuance of a title endorsement over, any Title Survey Objection provided in Section 6 below);

                  (vi) The due and timely performance, in all material respects, by the Seller of all obligations and covenants of Seller to have been performed on or prior to the Closing Date (including, without limitation, delivery by Seller of all documents required under Section 5 below to be delivered at Closing);

                  (vii) That all rent and other amounts due and payable under the Leases and the Hutt Lease as of the Closing Date have been paid, and the tenants under of the Leases, and all guarantors under any guaranties of the Leases, and the landlord/ground lessor under the

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Hutt Lease, shall not be in default thereof and shall not have filed for protection under any state or federal bankruptcy or similar code, law or statute;

                  (viii) Seller's delivery to Buyer, not less than three (3) days prior to the expiration of the Inspection Period, an original estoppel certificate, in the form attached hereto as Exhibit "O", executed by the landlord/ground lessor under the Hutt Lease and raising no matters that, in Buyer's sole and absolute discretion, could adversely affect the ownership, operation, repair, use or maintenance of the Property or any portion thereof, and otherwise confirming the terms and provisions of the Hutt Lease;

                  (ix) All of the leasable area of all buildings located upon the Real Property shall be subject to the Leases, with the tenants thereunder being in occupancy of their respective spaces and paying full rent thereunder (including any and all common area maintenance, tax and insurance charges); and

                  (x) All Licenses identified and disclosed by Buyer to Seller prior to the expiration of the Inspection Period for the continued use and occupancy of the Real Property by the tenants under the Leases shall be in full force and effect.

            If any one or more of the conditions precedent set forth in this
Section 2.2(a) shall not be satisfied by the Closing Date, then Buyer, at its option and by notice to Seller, may elect at any time thereafter to either terminate this Agreement, without waiver or release of any of its remedies for default by Seller under this Agreement, or to seek specific performance of this Agreement. If this Agreement is terminated pursuant to this Section 2.2(a), then the Deposit and any interest thereon shall forthwith be returned to Buyer, and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be forthwith returned to such party.

            (b) The obligation of Seller to close the transaction contemplated hereby is subject, at Seller's option, to all obligations of Buyer which were to have been performed on or before the Closing Date having been timely and duly performed in all material respects. If any condition precedent to closing of Seller as set forth in this Section 2.2(b) has not been fulfilled and satisfied on or before the Closing Date, then Seller may elect, by notice to Buyer, at any time thereafter to terminate this Agreement, and if such termination is due to Buyer's default under this Agreement, then Seller shall have the rights granted to it pursuant to Section 14.1 below, and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be forthwith returned to such party.

3.   PURCHASE PRICE AND PAYMENT TERMS.

     3.1 PRICE. The total purchase price ("PRICE") to be paid for the Property shall be TWENTY FIVE MILLION THREE HUNDRED SIXTY EIGHT THOUSAND AND NO/100 ($25,368,000.00), and shall be payable as follows:

            (a) Within one (1) business day after the day that Buyer receives an original of this Agreement fully executed by Buyer and Seller, THREE HUNDRED THOUSAND AND NO/100 ($300,000.00), as an earnest money deposit (the "DEPOSIT"), shall be deposited by Buyer in cash or corporate check or by cashier's check or wire transfer of cash credit with Escrow Agent. Upon the earlier of waiver of all Inspections by Buyer or expiration of the Inspection Period and provided this Agreement has not been cancelled or terminated, the Deposit plus all

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interest earned thereon shall be non-refundable, except as otherwise provided in
Section 3.3 below. The Deposit shall be applicable to the Price at Closing, and shall be paid to Seller at Closing subject to the terms of this Agreement.

            (b) The remainder of the Price, subject to adjustment as may be expressly contemplated herein, shall be paid by Buyer to Seller in cash or by wire transfer of cash credit through Escrow at Closing.

     3.2 INVESTMENT OF DEPOSITED FUNDS. All funds deposited by Buyer with Escrow Agent pursuant hereto shall be invested by Escrow Agent in such interest bearing investments in federally insured institutions as may be directed from time to time by Buyer and subject to immediate withdrawal. All earnings on such invested funds shall belong to the party receiving said funds pursuant to the terms of this Agreement (provided that if the sale of the Property is consummated, Buyer shall receive payment of any accrued interest) and shall be paid at such time as said party receives said funds. If Closing shall not occur, then interest, if any, earned on the Deposit shall be paid to the party entitled to receive the Deposit pursuant to the terms of this Agreement.

     3.3 DISPOSITION OF DEPOSIT. The Deposit shall be refundable to Buyer (i) in the event Buyer terminates this Agreement in accordance with Section 8 hereinbelow on or prior to expiration of the Inspection Period, or (ii) after expiration of the Inspection Period, to the extent provided in Sections 2.2(a), 6, 14.2 and 15 of this Agreement.

4.   ESCROW INSTRUCTIONS.

     Upon full execution of this Agreement, the parties, through their respective attorneys, shall establish a modified joint order escrow with the Escrow Agent through which the Deposit will be made, held and disbursed. Buyer shall cause the Deposit to be deposited in said escrow. The escrow instructions shall be in the form attached hereto as Exhibit N; provided, however, that such escrow shall provide that Buyer shall have the unilateral right to direct and require disbursement of the Deposit at any time prior to the expiration of the Inspection Period, subject, however, to the condition that Buyer shall have properly terminated this Agreement and provided notice thereof to the Escrow Agent. Said escrow shall be auxiliary to this Agreement, and this Agreement shall not be merged into or in any manner superseded by said escrow. Additionally, the Closing of the transaction contemplated by this Agreement shall occur pursuant to a customary deed and money escrow (the "ESCROW") agreement to be agreed upon by Seller, Buyer and Title Insurer. All escrow costs and fees shall be equally divided between Buyer and Seller.

5.   CLOSING DOCUMENTS.

     On or before the Closing Date, Seller and Buyer shall execute where indicated (or obtain the execution of), have acknowledged as appropriate, and deliver to Escrow Agent the following documents:

            (a) Seller shall execute and deliver Special Warranty Deeds in the form attached as Exhibit "F", pursuant to which each Parcel of the Real Property shall be conveyed to Buyer or Buyer's assignee(s) or nominee(s) (the "DEED");

            (b) Seller shall execute and deliver a Non-Foreign Affidavit in the form attached as Exhibit "G";

            (c) Seller and Buyer or Buyer's assignee(s) or nominee(s) shall execute and deliver Assignments and Assumptions of Leases in form and content attached hereto as Exhibit

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"H" and by this reference included herein, a fully executed original of the
Leases and all amendments thereto and guaranties thereof;

            (d) Seller and Buyer or Buyer's assignee(s) or nominee(s) shall execute and deliver Assignments and Assumptions of Licenses, Permits, Warranties, and Intangible Personal Property in the form attached hereto as
Exhibit I;

            (e) Seller and Buyer or Buyer's assignee(s) or nominee(s) shall execute and deliver an Assignment and Assumption of the Hutt Lease in a form to be negotiated by Seller and Buyer (which form shall be (a) similar to the Assignment and Assumption of Leases delivered pursuant to subsection (c) above, and (b) in recordable form);

            (f) Seller shall deliver originals (or, if originals are not available, copies certified by Seller as being true and complete copies of the originals) of the Hutt Lease;

            (g) Seller shall deliver executed, original letters to all tenants of the Property (pursuant to the notice provisions of the applicable Lease) advising that the Property (and the landlord's interest under the applicable Lease) has been sold and transferred to Buyer or Buyer's nominee or assignee, as the case may be, and directing payment of rental in accordance with the directions of Buyer and changing the landlord's address for notice purposes under the Leases and related guaranties;

            (h) Seller shall deliver an executed, original letter to the landlord/ground lessor (pursuant to the notice provisions of the Hutt Lease) under the Hutt Lease advising that the Second Parcel (and the tenant's/ground lessee's interest under the Hutt Lease) has been sold and transferred to Buyer or Buyer's nominee or assignee, as the case may be, and changing the tenant's/ground lessee's address for notice purposes under the Hutt Lease;

            (i) Seller shall execute and deliver two (2) original Seller's certificates dated as of the Closing Date confirming that all of the representations and warranties of Seller contained in this Agreement are true and correct as of the Closing Date;

            (j) Seller shall and execute and deliver an updated Rent Roll for each Parcel certified by Seller as being true, correct and complete as of the Closing Date;

            (k) Seller shall execute and deliver an ALTA Statement/Owner's Affidavit, GAP Indemnity and other affidavits in form and substance required by the Title Insurer;

            (l) Seller shall deliver an original, unconditional and irrevocable Waiver of Lien executed by the Broker;

            (m) Seller shall deliver all books, operating manuals, tenant files and correspondence and other materials relating to the Property requested by Buyer. Buyer acknowledges that Seller shall not be obligated to deliver any information relating to any properties of Seller other than the Property. Also, if Buyer shall terminate this Agreement prior to the expiration of the Inspection Period, then Buyer shall return to Seller all such information delivered to Buyer;

            (n) Seller shall deliver certificates or declarations complying with the provisions of state, county and local law applicable to the determination of documentary and/or transfer taxes/stamps;

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            (o)   Seller and Buyer shall execute and deliver the Preliminary
Closing Statement (as defined in Section 13.4 below);

            (p) To the extent not delivered to Buyer prior to the Closing Date, Seller shall deliver originals of all as-built plans and specifications (to the extent in Seller's possession or control), surveys, site plans, engineering plans and studies, utility plans and development plans related to the Property;

            (q) Fully executed original First Amendment to Lease and Agreement (and Memorandum of First Amendment to Lease and Agreement) in substantially the form attached hereto as Exhibit R, including subordination by all lenders, if any, of their respective rights to such amendment;

            (r) Seller and Buyer shall execute (as necessary) and deliver such other documents as Buyer, Seller or Escrow Agent may reasonably request in connection with this transaction, and in form and content reasonably acceptable to Buyer and Seller.

6.   TITLE INSURANCE.

     No later than ten (10) days following the date of this Agreement, Seller shall deliver, or cause to be delivered, to Buyer the Title Commitments (as defined in Schedule 1 hereto), together with legible copies of any and all title exception documents referenced therein, and the Surveys (as defined in Schedule 1 hereto). The Title Commitment shall be ordered through the Chicago office of the Title Insurer, provided that the law firm of Murphy, Laudati & Kiel, 270 Farmington Avenue, Suite 360, Farmington, CT, shall be used as the local title agent with respect to the preparation and issuance of the Title Commitment and final Title Policy. Buyer shall be responsible for the costs and expenses of the Title Commitment, title exam fees and Surveys. Within ten (10) days after Buyer's receipt of the last of the Title Commitments, legible copies of all title exception documents and the Surveys, Buyer may deliver to Seller a notice (the "TITLE AND SURVEY NOTICE") identifying any matters contained in or disclosed by the Title Commitments and/or the Surveys that are not acceptable to Buyer in its sole and absolute discretion (each, a "TITLE/SURVEY OBJECTION", and collectively, the "TITLE/SURVEY OBJECTIONS"). Buyer's failure to deliver the Title and Survey Notice as aforesaid shall be deemed Buyer's approval and acceptance of the Title Commitments and the Surveys, and all matters shown and referenced thereon and therein shall be deemed Permitted Title Exceptions. Additionally, Buyer's failure to object to any matters disclosed by the Title Commitments and/or the Surveys in a Title and Survey Notice shall be deemed Buyer's acceptance of such matters, and such matters shall be deemed Permitted Title Exceptions. If Buyer shall deliver the Title and Survey Notice to Seller as aforesaid, Seller shall, within five (5) days after receipt of the same, notify Buyer in writing whether Seller intends to either (a) cause any Title/Survey Objection to be removed, (b) have the Title Insurer issue a title endorsement insuring against damage and loss caused by any Title/Survey Objection (which endorsement shall be subject to the review and reasonable approval of Buyer), or (c) take no further action regarding such Title/Survey Objection in which event, subject to the immediately following sentence, such Title/Survey Objection shall become a Permitted Title Exception. Notwithstanding the foregoing, Seller shall, at its expense, remove (or cause to be removed) or cause the Title Company to insure over any Title/Survey Objection appearing on the Title Commitments that is any of the following: (1) judgments against Seller, and/or (2) mortgages or monetary liens, defects, obligations or exceptions of a definite and ascertainable amount that can be satisfied solely by the payment of money (items (1) and (2) above to be hereinafter referred to collectively as "MONETARY EXCEPTIONS"). If Seller elects, or is deemed to have elected, item (c) above with respect to any or all of the Title/Survey Objections, then Buyer shall have the right, by delivering notice to Seller

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within three (3) business days after the expiration of the aforementioned five
(5) day period to either (i) terminate this Agreement in which event the Deposit shall be immediately returned to Buyer and thereupon neither Seller nor Buyer shall have any further rights, duties or obligations under this Agreement, or
(ii) waive its objection and accept title to the applicable Parcel subject to such Title/Survey Objection, in which event this Agreement shall remain in full force and effect. Seller's failure to notify Buyer within the aforementioned five (5) day period of which foregoing course of action Seller elects to take with respect to a Title/Survey Objection shall be deemed Seller's election of item (c) above. With respect to any Title/Survey Objection that Seller has elected or is deemed to have elected not to take any further action, Buyer's failure to terminate this Agreement on or before the expiration of the aforementioned three (3) business day period as aforesaid shall be deemed Buyer's waiver of its objection as provided in (ii) above. If the Title Commitments disclose judgments, bankruptcies or other matters against other persons having names the same as or similar to that of Seller, Seller, on the Title Insurer's request, shall deliver to the Title Insurer affidavits or other evidence reasonably acceptable to the Title Insurer showing and/or confirming that such judgments, bankruptcies or other matters are not against Seller, or any affiliates.

     If Seller has elected or, with respect to Monetary Defects, is required, to cure any Title/Survey Objection as provided above (whether by removal of, or obtaining title insurance over, the same), but failed to cure any such matters prior to the Closing Date, then Buyer may elect to either (i) terminate this Agreement in which event the Deposit shall be immediately returned to Buyer and thereupon neither Seller nor Buyer shall have any further rights, duties or obligations under this Agreement, (ii) waive its objection and accept the Property subject to such Title/Survey Objection, in which event this Agreement shall remain in full force and effect; provided, however, that if the Title/Survey Objection is a Monetary Exception, then Buyer shall have the right to deduct from the Purchase Price the amount of such Monetary Exception, and any amount so deducted from the Purchase Price shall be paid to the appropriate party in exchange for the removal of such Monetary Exception; or (iii) sue Seller for specific performance.

     At Closing, Escrow Agent shall deliver to Buyer an ALTA 1992 owner's (and with respect to the Second Parcel, an owner's fee and leasehold) title insurance policies for each of the Parcels (the "TITLE POLICIES") issued by the Title Insurer, or the unconditional commitment of Title Insurer to issue such policies (which commitment shall be deemed made upon the recordation of the Deeds by Escrow Agent as agent for Title Insurer), in the amount of the Price allocated to each Parcel as set forth on Exhibit L attached hereto, insuring fee simple (and, with respect to the Second Parcel, fee and leasehold) title to the applicable Parcel of the Real Property (including any easements and rights appurtenant to such Parcel) in Buyer (or Buyer's nominee or assignee, as the case may be), subject only to the Permitted Title Exceptions applicable to the particular Parcel, and containing the Special Endorsements (as defined in Schedule 1 hereto) and any other title endorsements providing insurance coverage over any Title/Survey Objection. Buyer shall be responsible for payment of the premium of the Title Policies and any Special Endorsements. Seller shall be responsible for payment of the premium/cost of removing any Title/Survey Objection and/or any endorsement providing title insurance over any Title/Survey Objection.

7.   INSPECTION OF REAL PROPERTY.

     Buyer's obligation to close the transaction contemplated by this Agreement hereby is subject, at Buyer's sole option, to Buyer's review and approval of (i) any and all financial data and information relating to the Property, (ii) the physical, structural and environmental condition of the Property, (iii) the Leases and the Hutt Lease, (iv) any other documents and materials delivered or made available to Buyer, and (v) any and all other aspects and elements of the

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Property (collectively, "INSPECTIONS"). Buyer, its counsel, accountants, agents, lenders and prospective lenders, appraisers, employees, managers, advisers, directors, officers, consultants and other representatives shall be entitled to enter the Real Property at reasonable times after the Opening of Escrow until the earlier to occur of (a) the Closing Date and (b) the termination of this Agreement pursuant to the terms hereof, and upon reasonable prior verbal or written notice to Seller to conduct such inspections, tests, analyses, examinations, studies and appraisals of the Real Property, all at Buyer's sole expense, that Buyer shall require to determine if the Real Property is suitable for Buyer's contemplated purposes. Seller shall make all books, records and files relating to the Property (including, without limitation, all tenant files and correspondence) available to Buyer for its review. Buyer shall have the right to interview any and all tenants of the Property. Buyer shall maintain a casualty and liability insurance policy with a combined single limit of $1,000,000 naming Seller as an additional insured and issued by a reputable national insurance company. In connection with the Inspections, Buyer shall, prior to any entry onto the Real Property, provide Seller with reasonable evidence of the existence of such insurance coverage such as a certificate as to such insurance coverage. Buyer shall promptly restore the Real Property after any such entry to substantially the condition that existed immediately prior to such entry. In connection with such entry by Buyer upon the Real Property, Buyer shall use commercially reasonable efforts to minimize any disturbance of business operations conducted upon the Real Property by Tenant, and Buyer shall indemnify, defend, and hold Seller harmless from and against any and all claims, costs, liability, and/or expense arising from Buyer's entry onto the Real Property. Such indemnity shall survive the cancellation, termination, or Closing of this Agreement.

8.   INSPECTION PERIOD.

            If, by no later than thirty (30) days after the date of this Agreement (the "INSPECTION PERIOD"), Buyer determines, in its sole and absolute discretion and for any or no reason whatsoever, that the Property is not suitable for Buyer's contemplated purposes, then the Buyer shall be entitled to terminate this Agreement by written notice delivered to Seller and Escrow Agent on or before the expiration of the Inspection Period. If Buyer fails to notify Seller or Escrow Agent in writing on or prior to the expiration of the Inspection Period that Buyer has approved or disapproved the Real Property then Buyer shall be deemed to have elected to waive its right to terminate this Agreement pursuant to this Section 8, and be deemed to have elected to continue this Agreement to Closing pursuant and subject to the terms hereof. If Buyer elects to terminate this Agreement as provided in this Section 8, then the Deposit shall be immediately returned to Buyer, and neither Seller nor Buyer shall have any further rights or obligations under this Agreement.

9.   PROPERTY CONDITION, LIMITED REPRESENTATIONS, SELLER'S LIMITED RIGHT TO
CANCEL.

     9.1 PROPERTY CONDITION. Buyer agrees that the Real Property shall be purchased in an "as-is", "where is", "as shown" and "with all faults" condition, with no representation or warranty whatsoever whether express or implied, and/or of any type or nature being made by Seller other than as expressly and specifically set forth in writing in this Agreement. Buyer acknowledges and agrees that it is purchasing the Real Property solely upon the basis of its investigation described above and not on the basis of any representation, express or implied, written or oral, made by Seller and/or as applicable, by any of Seller's agents, partners, coventurers, or employees, except as expressly and specifically set forth in writing in this Agreement. Without limiting the generality of the foregoing, except as otherwise expressly provided herein in writing, Seller makes no warranty or representation whatsoever as to the sufficiency of the Real Property and/or any improvements thereon for Buyer's purposes, the square footage and/or acreage contained within the Real Property, the condition, size or usefulness of any improvements on the Real Property, the status of title to the Real Property and/or any environmental matters with respect to the Real Property.

     9.2 REPRESENTATIONS OF SELLER. Seller hereby represents and warrants to Buyer that:

            (a) Seller is, as applicable, duly organized, validly existing and in good standing under the laws of the state of its organization and has the legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms. The individuals signing this Agreement and all other documents executed or to be executed pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller's behalf and to bind Seller thereto.

            (b) The execution by Seller and delivery of this Agreement, and the performance by Seller of its obligations hereunder have been duly authorized by all necessary action by and on behalf of Seller and will not, as applicable, conflict with or result in a breach of, any of the terms, covenants and provisions of the organizational documents of Seller as any of the same may have been amended. The transaction contemplated by this Agreement will not result in a breach of or constitute a default or permit acceleration of maturity under any indenture, mortgage, deed of trust, loan agreement or other agreement to which Seller or the Property is subject or by which Seller or the Property is bound. Neither the entering into of this Agreement nor the conveyance of the Property by Seller will constitute or result in a violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation by Seller of any applicable law, order, rule or regulation of any governmental authority.

            (c) Seller is not a party to any pending or, to the best of Seller's knowledge, threatened legal or administrative action arising from or relating to the Property or to the past or present operations and activities upon or relating to the Property, including, without limitation, any which (a) would prevent the conveyance of the Property by Seller, or (b) would become a cloud on the title to the Property or any portion thereof or which questions the validity or enforceability of this Agreement or any action taken by Seller pursuant to this Agreement. No approval, consent, order or authorization of, or designation, registration or filing (other than for recording purposes) with any governmental authority is required in connection with the due and valid execution and delivery of this Agreement by Seller or Seller's performance under this Agreement. No bankruptcy, insolvency, rearrangement or similar actions or proceedings, whether voluntary or involuntary, are pending or threatened against Seller, nor has Seller any intention of filing or commencing any such action or proceeding, and Seller has not made a general assignment for the benefit of creditors.

            (d) To the best of Seller's knowledge, and except for the New Britain Lease, the Bristol Lease and the Hutt Lease, there are no leases, options, contracts or rights of first refusal, recorded or unrecorded, affecting the Real Property and to which Seller is a party, except as may be shown in the Title Commitment. Except for Seller and the tenants under the Leases, there are no persons in possession or occupancy of the Real Property or any part thereof, nor are there any persons who have any possessory rights in respect to the Real Property or any part thereof. No person or party has or has been granted any right or option to purchase or acquire the Property or any portion thereof.

            (e) Seller has delivered to Buyer a true, correct and complete copy of the Hutt Lease. The Hutt Lease has not been amended or modified in any manner, and there exist no agreements (other than the Hutt Lease) between (i) the lessor under the Hutt Lease (the "Ground Lessor") and Seller, and/or (ii) any lender/mortgagee under a loan secured by the fee interest in the property encumbered by the Hutt Lease (the "Ground Lender") and Seller, in either case relating to the leasing of the premises demised by the Hutt Lease; (b) the Hutt Lease is in good standing and in full force and effect, and no rights or interests of the tenant/lessee thereunder have been diminished, waived or released; (c) neither the Ground Lessor nor Seller, as ground lessee, is in default under the Hutt Lease, and Seller does not know of any event or occurrence that, with the giving of notice or passage of time, or both, that could constitute a default under the Hutt Lease; (d) there is no commission, leasing fee or other compensation now or hereafter due or payable, or that could become due and payable, to any person, firm, corporation or other part with respect to the Hutt Lease; (f) Seller owns and controls all of the tenant's/ground lessee's interest in the Hutt Lease, and Seller has not sold, transferred, conveyed, assigned, mortgaged, pledged, hypothecated or otherwise encumbered the Hutt Lease or tenant's/ground lessee's interest thereunder; (g) except as set forth on the Title Commitment relating to the Second Parcel, the interest of the tenant/ground lessee under the Hutt Lease is free and clear of all encumbrances and other matters; (h) except for Seller and the owner of the ground lease parcel, there are no persons in possession or occupancy of the premises demised under the Hutt Lease or any part thereof, nor are there any persons who have any possessory rights in respect to the premises demised under the Hutt Lease or any part thereof; (i) no person or party has or has been granted any right or option to purchase or acquire the tenant's/ground lessee's interest or any portion thereof; and (j) Seller has paid rent payable under the Hutt Lease through February 29, 2004.

            (f) Attached hereto as Exhibit J is a current Rent Roll for the Property. The Leases have not been amended or modified in any manner, and there exist no other agreements between the landlord under the Leases and the tenants under the Leases. During the terms of the Leases, the tenants thereunder and guarantors thereof are responsible for paying any and all operating expenses (including, but not limited to, all common area maintenance expenses, real estate taxes, insurance premiums, utilities and reciprocal easement agreement charges) relating to the Property either on a pro rata basis or as a direct obligation of such tenant under its Lease. The tenants under the Leases have accepted and are occupying their respective leased premises. The Leases are in good standing and in full force and effect, and no rights or interests of the landlord thereunder have been diminished, waived or released. All of landlord's obligations under the Leases, including, without limitation, the obligation to finish or refinish space to the specifications provided in the Leases and/or to provide or fund any tenant improvement allowance or other concession, have been satisfied. Neither the landlord nor the tenant under the Leases is in default under the Leases. The tenants under the Leases are not entitled to any rent abatement, free rent period or other future tenant improvement allowance or other concession. Seller has no actual knowledge (without investigation) of any circumstances affecting the financial condition of the tenants of the Property, which would prevent such tenants from fulfilling and complying with the obligations under the Leases. There are no commissions, leasing fees or other compensation now or hereafter due or payable, or that could become due and payable, to any person, firm, corporation or other part with respect to any of the Leases, including, without limitation, the exercise by any tenant under any Lease of any right of first offer or refusal, expansion right or renewal right. If and as applicable, the reconciliation of percentage rent, common area maintenance expenses, taxes, insurance and other charges passed through to tenants under the Leases (collectively, "PASS-THROUGH ITEMS") for calendar year 2002 and all prior calendar years have been completed and agreed to by the landlord and the tenants under the Leases, and all amounts due and owing to either the landlord or the tenants thereunder have been paid. There exist no disputes between the landlord or the tenants under the Leases with respect to Pass-Through Items for calendar year 2002 and/or any prior calendar year. No security deposits have been paid or posted by the tenants under the Leases. No rent or other amounts payable under the Leases have been paid to landlord more than one (1) month in advance.

            (g) Except as set forth on Exhibit "P" attached hereto, there exist no Licenses (as such term is defined in Schedule 1 hereto) relating to the Property and/or binding upon the Property owner. To Seller's knowledge: (i) that certain Reciprocal Easement Agreement dated as of August 14, 1994 and recorded with the Bristol Land Records in Volume 1136, Page 794 (the "REA") has not been modified or amended, and is in good standing and full force and effect; and (ii) no parties to the REA (or properties benefited and/or burdened by the REA) are in default under the REA beyond any applicable cure period, and no event has occurred which, with the giving of notice or passage of time, or both, could result in such default. There is no dispute or litigation between or among any of the parties to the REA or properties benefited and/or burdened by the REA.

            (h) There exist no verbal or written Contracts (as such term is defined in Schedule 1 attached hereto) relating to or binding upon the Property or Seller, except (a) as may be disclosed in the Title Commitments, and/or (b) verbal property service contracts, all of which service contracts shall be terminated as of the Closing Date. Seller shall provide Buyer with the names and contract information of all parties providing services to and for the benefit of the Property, and shall reasonably cooperate with Buyer in respect of the continuation of such services from and after Closing.

            (i)   Seller owns no Tangible Personal Property (as defined in
Schedule 1 hereto).

            (j) Any and all warranties and guaranties issued by any contractors, subcontracrors, manufacturers and/or installers of furniture, fixtures and equipment in, at and upon the Property (i.e., roof warranties, structural warranties, HVAC warranties, plumbing warranties, electrical warranties, etc.) are held by the tenants, in the tenant's names, under the Leases, and no such warranties and/or guaranties have been issued in Seller's name.

            (k) Seller owns fee simple title to the Real Property free and clear of liens, encumbrances, options and restrictions of every kind and description, except as may be shown on the Title Commitment.

            (l) Seller owns all of the landlord's interest in the Leases and Intangible Personal Property. The interest of Seller in the Leases and Intangible Personal Property is free and clear of all encumbrances and has not been assigned to any other person, except as reflected in the Title Commitments.

            (m) To the best of Seller's knowledge, the improvements on the Real Property have been constructed and are presently used and operated in compliance with all Legal Requirements (as defined in Schedule 1 hereto) and all covenants, easements and restrictions affecting the Property, and all obligations of Seller or the Property with regard to the Legal Requirements, covenants, easements and restrictions have been and are being performed in a proper and timely manner. To the best of Seller's knowledge, the interior and exterior structures of the Property are in a good state of repair, free of leaks, structural defects and mold.

            (n) Seller has not received any notice of any violations of Legal Requirements in respect to the Property which have not been entirely corrected.

            (o) There is no existing, pending or, to the best of Seller's knowledge, contemplated, threatened or anticipated (i) condemnation of any part of the Real Property, (ii) widening, change of grade or limitation on use of streets abutting the Real Property,

(iii) special tax or assessment to be levied against the Real Property, (iv) change in the zoning classification of the Real Property, or (v) change in the tax assessment of the Real Property.

            (p) To the best of Seller's knowledge, prior to and during Seller's ownership of the Property, (i) no Hazardous Materials, as defined below, have been located on the Property or have been released into the environment, or discharged, placed or disposed of at, on or under the Property;
(ii) no underground storage tanks have been located on the Property; (iii) the Property has never been used as a dump for waste material; and (iv) the Property and its prior uses comply with and at all times have complied with, any applicable governmental law, regulation or requirement relating to environmental and occupational health and safety matters and Hazardous Materials.

            The term "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter which is regulated by any governmental authority, including, but not limited to, any material or substance which is (i) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," or "restricted hazardous waste" under any Legal Requirements, (ii) petroleum, (iii) asbestos, (iv) polychlorinated biphenyl, (v) radioactive material, (vi) designated as a "hazardous substance" pursuant to
Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ. (33 U.S.C.
Section 1317), (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ. (42 U.S.C. Section 6903), or (viii) defined as a "hazardous substance" pursuant to
Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 ET SEQ. (42 U.S.C. Section 9601).

            (q) Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "CODE"), the transaction contemplated hereby does not constitute a disposition of a U.S. real property interest by a foreign person, and at closing no person, including without limitation, Buyer and its counsel and the Title Company, will be subject to the withholding requirements of Section 1445 of the Code.

            (r) There exist no employment, employee benefit or collective bargaining contracts affecting the Property, including, without limitation, pension or profit sharing plans, agreements or trusts and medical, dental, hospital, life or other insurance plans (except as provided in Section 15.02 of the Hutt Lease).

            (s) Neither Seller nor the Property has any employees. There are no property management, leasing, brokerage or similar agreements or contracts relating to the Property, and no persons or parties are entitled to receive any commissions, fees or other compensation in any way relating to the management and/or leasing of the Property or any portion thereof.

            (t) Seller does not possess, hold or own any keys, keycard passes, security cards, security codes, entrance cards and/or other devices or mechanisms used for entry to any entrances, doors or other portions of, in or at any of the Property.

     9.3    COVENANTS OF SELLER.

            (a) Seller represents and warrants that the tenants under the Leases are required, pursuant to the terms of the Leases, to maintain their store located upon the Property. Seller covenants that it shall not interfere with, frustrate or otherwise affect the ability of the tenants to continue maintaining their stores in the same manner as heretofore maintained and otherwise in compliance with the terms and provisions of the Leases. Seller, at Seller's sole cost and expense, shall maintain or cause to be maintained the Property (other than the tenant's store thereon) free from waste and neglect and in as good order and repair as of the date hereof and shall keep and perform or cause to be performed all obligations of the lessor under the Leases and all obligations of the Property owner or its agents required under any Legal Requirements, to and including the Closing Date or termination of this Agreement, whichever shall occur. Subject to closing and
Section 15 below, on the Closing Date, Seller shall tender possession of the Property to Buyer in the same condition the Property was in when last inspected by Buyer, except for ordinary wear and tear, casualty loss and condemnation.

            (b) From the date of this Agreement to the Closing Date, Seller shall maintain or cause to be maintained in full force and effect liability, casualty and other insurance upon and in respect to the Property against such hazards and in such amounts as are currently maintained.

            (c) From the date of this Agreement to the Closing Date or earlier termination of this Agreement, Seller shall operate and manage the Property in the same manner as it has been operated and managed heretofore, provided that during said period, without the prior written consent of Buyer, Seller shall not do, suffer or permit, or agree to do, any of the following:

                  (i) enter into any transaction in respect to or affecting the Property out of the ordinary course of business;

                  (ii) sell, encumber, create or grant any interest in the Property or any part thereof in any form or manner whatsoever, or otherwise perform or permit any act which will diminish or otherwise affect Buyer's interest under this Agreement or in or to the Property or which will prevent Seller's full performance of its obligations hereunder; or

                  (iii) enter into, amend, waive or diminish any rights under, or terminate or extend the Hutt Lease, any Contract or any Lease relating to the Property, or take any action that could affect the title to the Property.

            (d) Seller shall deliver to Buyer not later than three (3) days following the date of this Agreement true, correct and complete copies of the materials and information set forth on the Due Diligence Checklist attached hereto as Exhibit K and made a part hereof.

            (e) From the date of this Agreement to the Closing Date, Buyer may, but shall have no obligation to, order environmental reports (i.e., a Phase I, and, if appropriate a Phase II) to be conducted by an environmental engineering firm selected by Buyer (the "ENVIRONMENTAL STUDY") and MAI appraisals of the Property prepared by a firm selected by Buyer (the "APPRAISAL"). Buyer shall pay all costs and expenses relating to such new Environmental Study and Appraisal. Seller shall cooperate with Buyer and its agents in arranging or conducting the Environmental Study and the Appraisal. Additionally, Seller shall, within ten (10) days after the date of this Agreement and at its sole cost and expense, deliver or cause to be delivered, to the extent in Seller's possession or readily available to Seller, to Buyer true, correct and complete copies of any and all environmental reports, studies, tests and assessments (Phase I, Phase II or otherwise), and any and all appraisals of the Property prepared by an MAI appraiser (collectively, the "EXISTING PROPERTY REPORTS").

            (f) Seller shall notify Buyer promptly if Seller becomes aware of any transaction or occurrence prior to the Closing Date which would make any of the representations or warranties of Seller contained in this Agreement not true in any material respect.

            (g) Seller shall promptly deliver to Buyer any and all notices and/or other written communications delivered to or received from (for the past eight (8) years and for any period from and after the date of this Agreement) (i) any tenant of the Property, (ii) the landlord/ground lessor under the Hutt Lease, and/or (iii) any governmental authority. Seller shall deliver to Buyer prompt notice of the conduct or occurrence of any inspections of the Property by any governmental authority.

10.  REPRESENTATIONS OF BUYER.

     Buyer hereby represents and warrants to Seller that:

            (a) Buyer is duly organized, validly existing and in good standing under the laws of the state of its organization and has the legal right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

            (b) The execution by Buyer and delivery of this Agreement, and the performance by Buyer of its obligations hereunder have been duly authorized by all necessary action by and on behalf of Buyer and will not conflict with or result in a breach of, any of the terms, covenants and provisions of the organizational documents of Buyer as any of the same may have been amended.

            (c)   The representations and warranties set forth in Sections 10.2
(a) and (b) hereinabove shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time.

11.  COMMISSIONS.

     If and only if this Agreement actually closes in accordance with the terms hereof, then Seller shall be solely responsible to pay all real estate brokerage commissions to Holliday Fenoglio Fowler, L.P. ("HFF"), as Seller's broker ("SELLER'S BROKER"). Buyer represents that no person or entity has served as Buyer's broker. Each party hereto represents and warrants to the other that it has not employed any other broker or finder in connection with the transaction contemplated by this Agreement. Each party shall indemnify, defend and hold the other harmless from all liability and expense including, without limitation, reasonable attorneys' fees and costs and expert witness fees and costs arising from any claim by any broker, agent or finder (other than Broker) for commissions, finder's fees or similar charges, because of any act of such party. Seller shall indemnify, defend and hold Buyer harmless from all liability and expense including, without limitation, reasonable attorney's fees and costs and expert witness fees and costs arising from any claim by Seller's Broker. Notwithstanding any provision herein to the contrary, the obligations of the parties pursuant to this Section shall survive the Closing and any termination hereof. Such commissions due from Seller to Seller's broker shall be paid to Seller's broker pursuant to a separate agreement between Seller and such broker.

12.  RISK OF LOSS.

     Subject to the terms hereof regarding Buyer's entry upon the Real Property, and subject to Section 15 hereinbelow, risk of loss of the Real Property until the Closing shall be borne by Seller.

13.  PRORATIONS; CLOSING COSTS.

     13.1   PRORATIONS.

            (a) The items set forth below in this subsection (a) shall be prorated and apportioned, without duplication, as of 11:59 p.m. of the day immediately preceding the Closing Date, with Seller bearing all expenses with respect to the Property and receiving the benefit of all income with respect to the Property through and including the day immediately preceding the Closing Date, and Buyer receiving the benefit of all income from the Property and being charged with all expenses with respect to the Property on and after the Closing Date. If, at Closing, Buyer is entitled to a net credit as a consequence of prorations or adjustments pursuant to this subsection (a), then the net credit shall be offset against the Purchase Price. The items to be prorated and, in certain instances, the method for determining such prorations are as follows:

                  (i) All rent and other amounts payable under the Leases (whether or not paid as of the Closing Date) for the calendar month in which the Closing occurs shall be prorated, on a per diem basis, as of 11:59 p.m. of the day immediately preceding the Closing Date, with Buyer receiving a credit in an amount equal to the product of (1) the per diem amount of such rent and other charges, and (2) the number of days from and including the Closing Date until the last day of the month in which Closing occurs. Rents and other sums in arrears as of the Closing Date will be paid to Seller by Buyer if, as and when collected by Buyer; provided, however, that Buyer shall have no affirmative obligation to collect such delinquent rent or other sums in arrears for the benefit of Seller but shall reasonably cooperate with Seller (at Seller's cost and expense) in its efforts to collect such sums, provided, further, however, that Buyer shall have no obligation to sue or file suit against (or participate in any suit against) any tenant for delinquent rent. The first monies received after Closing by Buyer from each tenant of the Property who is in arrears at Closing as to rent or other charges shall be applied (1) first to current rent and other charges and obligations of such tenant arising from and after the Closing Date, and (2) then to rent or other charges which were in arrears on the Closing Date. Buyer shall promptly remit to Seller, and Seller shall promptly remit to Buyer, all sums received after Closing from tenants to which the other party is entitled pursuant to the provisions hereof. Seller shall have no right to seek eviction of any tenant or the termination of any tenant's Lease on account of such delinquency.

                  (ii) Percentage rent, if any, payable under each Lease for the percentage rent year, or other applicable time period, in which the Closing occurs, shall be prorated as of 11:59 p.m. of the day immediately preceding the Closing Date on a per diem basis as and when such percentage rent is collected.

                  (iii) Certain of the Leases may contain tenant obligations to pay for taxes, common area expenses, operating expenses and/or additional charges of any other nature relating to the Property and/or certain portions thereof (collectively, the "CAM CHARGES"). Tenants that are obligated to reimburse for CAM Charges pay one-twelfth (1/12) of an annually budgeted amount per month (each a "MONTHLY CAM REIMBURSEMENT PAYMENT") during each calendar year. In the month in which the Closing occurs, any of the Monthly CAM Reimbursement Payments payable to Seller from such tenants for CAM Charges (whether or not paid as of the Closing Date) shall be pro-rated between Seller and Buyer, on a per diem basis, with Seller providing a credit to Buyer at Closing for its share of those Monthly CAM Reimbursement Payments based on the number of days from and including the Closing Date to the end of the month.

                  (iv) With respect to the period from January 1, 2003 to the Closing Date, Seller and Buyer shall work together in good faith after Closing to compare on a tenant-by-tenant basis the actual CAM Charges incurred by Seller from such tenant and the actual Monthly CAM Reimbursement Payments received by Seller up to the Closing Date. By no later than sixty (60) days after the Closing Date, Seller and Buyer shall mutually agree upon and sign a schedule that sets forth on a tenant-by-tenant basis a reconciliation based upon those actual expenses incurred by Seller and reimbursements received by Seller (each a "RECONCILIATION"). If a Reconciliation with respect to a tenant shows that Seller has received more Monthly CAM Reimbursement Payments than CAM Charges have been incurred over such time period, then Seller shall pay to Buyer any such overage within ten (10) days after Seller and Buyer have signed the Reconciliation schedule, at which time Buyer shall then be responsible for reimbursing any tenant for any overages for their Monthly CAM Reimbursement Payments incurred for the entire 2003 calendar year, if any. In the event that the Reconciliation schedule shows any cases where Seller has incurred a greater amount in CAM Charges than Monthly CAM Reimbursement Payments received for any tenant, then Buyer agrees to promptly pay to Seller such overpayment within ten
(10) days after Buyer shall receive such amount from the applicable tenants. Seller and Buyer agree to cooperate with each other in connection with the reconciliation of percentage rent, CAM Charges and other charges passed through to tenants under the Leases for calendar year 2003.

                  (v) Real estate taxes (including personal property taxes on personal property included in this sale), stormwater charges, water charges and sewer rents (including, without limitation, any and all real estate taxes (including personal property taxes on personal property included in this sale), stormwater charges, water charges and sewer rents attributable to the premises demised by the Hutt Lease and payable by the tenant/ground lessee), if any, shall be apportioned on a per diem basis, with Buyer receiving a credit at Closing for any such amounts levied or assessed during, or attributable to, any period of time prior to the Closing Date that have not been paid as of the Closing Date, and Seller receiving a credit for any such amounts attributable to any period of time from and after the Closing Date that have been paid as of the Closing Date. Any apportionment of real estate taxes and/or stormwater charges to be made with respect to a tax or other applicable year for which either the tax rate or assessed valuation or both or stormwater rate have not yet been fixed, shall be estimated based upon one hundred ten percent (110%) of the most recent tax bill or stormwater rate relating to the Property. Any unfixed gas, electrical, water meter charges, if any, sewer rent and other utility charges in connection therewith, shall be estimated on the basis of the last meter reading to occur on or as close in time as possible to the Closing Date. Seller agrees to use its best efforts to have all such utilities meters read as of the Closing Date and the utilities transferred to Buyer.

                  (vi)   Notwithstanding anything contained in subsections
(iii), (iv) and/or (v) above, any and all charges, costs, expenses, taxes or other amounts that are either (1) payable by a tenant directly (and not to the landlord under its Lease as a so-called "pass-through" item or as so-called "additional rent"), or (2) related to any repair, maintenance, replacement or service obligations that are the sole responsibility of a tenant under its Lease (and the landlord under such Lease has no obligation to perform any such obligations), shall not be apportioned or prorated hereunder, and Buyer shall accept title to the Property subject to any of such charges unpaid and Buyer shall look solely to the tenant responsible therefor for the payment of the same.

                  (vii) All special assessments applicable to the Real Property for any period of time prior to the Closing Date shall be prorated at Closing such that Buyer receives a credit against the Purchase Price in the amount of such special assessment applicable to the period of time prior to the Closing Date.

                  (viii) All alterations, installations, decorations and other tenant improvement work required to be performed prior to the Closing Date by the landlord under the Leases and all tenant improvement allowances and other concessions which the landlord under the Leases is obligated to pay to tenants of the Property prior to the Closing Date, including, without limitation, the allowances, matters and costs described on Exhibit M attached hereto, have been, or by the Closing Date will be, completed and are, or by the Closing Date will be, paid in full by Seller. At Closing, Seller shall give Buyer a credit against the Purchase Price for the aggregate amount of all alterations, installations, decorations and other tenant improvement work required to be performed by the landlord under the Leases after the Closing Date and all tenant improvement allowances and other concessions which the landlord under the Leases is obligated to pay to tenants after the Closing Date, including, without limitation, those costs described on Exhibit M attached hereto.

                  (ix)   Other items customarily prorated.

     (b) The Deposit shall be paid to Seller and Buyer shall receive a credit against the Price in the amount of the Deposit.

     13.2 CLOSING COSTS. Seller shall pay for all of the following costs and expenses relating to the transaction contemplated by this Agreement: (i) one-half of the closing escrow fee of the Escrow Agent (provided that Seller's total liability for such closing escrow fee shall not exceed $3,000); (ii) costs to remove any and all Title/Survey Objections and all premiums for any title endorsements providing insurance over any Title/Survey Objection, (iii) all state, county and local transfer taxes/transfer stamps; and (iv) any other charges customarily attributable to sellers of property in the Bristol and New Britain, Connecticut area. Buyer shall pay (a) all lender's title insurance and money lender's escrow charges incurred in connection with any mortgage loans obtained by Buyer, (b) one-half of the closing escrow fee of the Escrow Agent (and any amounts in excess of Seller's $3,000 escrow fee cap), (c) the costs of the Title Commitments, title examination and Surveys, (d) the premiums for the Title Policies and Special Endorsements, (e) the costs to record the Deeds, and
(f) all other charges customarily attributable to Buyers of property in the Bristol and New Britain, Connecticut area. Each party shall bear its own legal expenses subject, however, to the terms of Section 14.3 hereinbelow.

     13.3 POSSESSION. Subject to the rights of the tenants under the Leases, the Permitted Title Exceptions and the CCRs, Seller shall deliver exclusive possession of the Real Property (including the ground lessee's right, title and interest in, to and under the Hutt Lease) to Buyer (or Buyer's assignee or nominee, as the case may be) upon the Closing Date.

     13.4 CLOSING STATEMENT. Seller and Buyer shall jointly prepare a preliminary closing statement (the "PRELIMINARY CLOSING STATEMENT") on the basis of the Leases, real estate taxes and other sources of income and expense for the month in which the Closing occurs (including CAM Charges), and shall deliver such Preliminary Closing Statement to the Escrow Agent on or prior to the Closing Date. The Preliminary Closing Statement and the apportionments and/or prorations reflected therein shall be based upon actual figures to the extent available. If any of the apportionments and/or prorations cannot be calculated accurately based on actual figures on the Closing Date, then (other than with respect to determination of real estate taxes that shall be computed as set forth in subsection (a) (v) above) the same shall be calculated based on Seller's and Buyer's good faith estimates thereof, subject to reconciliation as hereinafter provided. If there is an error on the Preliminary Closing Statement discovered within one (1) year after the Closing Date, or, if after the actual figures are available as to any items that were estimated on the Preliminary Closing Statement (including, without limitation, real estate taxes that were computed in accordance with subsection (a)(v) above), it is determined that any actual proration or apportionment varies from the amount thereof reflected on the Preliminary Closing Statement, then the proration or apportionment shall be adjusted based on the actual figures within sixty (60) days after discovery of such error or determination of such actual figures, as the case may be. Either party owing the other party a sum of money based on such subsequent proration(s) shall promptly pay said sum to the other party. The provisions of Section 13.1 above shall survive Closing and delivery of the Deed.

     14.    REMEDIES.

            14.1 DEFAULT BY BUYER. If Buyer fails to perform when due any obligation required by this Agreement and/or defaults under this Agreement, Seller's sole and exclusive remedy under this Agreement, at law and in equity shall be to cancel this Agreement and the Escrow, such cancellation to be effective immediately upon Seller giving written notice of cancellation to Buyer and Escrow Agent. Upon such cancellation, Escrow Agent shall deliver to Seller the Deposit as liquidated damages, as consideration for acceptance of this Agreement and for taking the Real Property off the market, and not as a penalty, the parties agreeing and hereby stipulating that the exact amount of damages would be extremely difficult to ascertain and that the Deposit constitutes a reasonable and fair approximation of such damages. Nothing herein shall limit, in any way, Seller's rights and remedies under Section 7 hereinabove regarding Buyer's inspection of the Real Property, or the indemnity provisions relating to Brokers set forth under Section 11 above.

            14.2 DEFAULT BY SELLER. If Seller fails to perform when due any obligation required by this Agreement and/or defaults under this Agreement, or if Seller shall violate any covenant or breach any representation or warranty contained in this Agreement, then Buyer shall have the right to either (i) terminate this Agreement and the Escrow, such termination to be effective immediately upon Buyer giving written notice thereof to Escrow Agent, and upon such termination and without further instructions from Seller, Escrow Agent shall return the Deposit immediately to Buyer, or (ii) sue Seller for specific performance of the Agreement. Notwithstanding the foregoing, in the event that Seller's default, failure to comply or breach shall be due to or on account of any intentional act of Seller or any of its employees, agents, representatives, shareholders, members or partners, or if Seller makes any intentional misrepresentation under this Agreement, then, in addition to the other rights and remedies available to Buyer (including the right to pursue specific performance which shall not be limited or restricted by this grammatical sentence), Seller shall, immediately upon demand, reimburse Buyer for any and all out-of-pocket costs and expenses (not to exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00)) suffered or incurred by Buyer in connection with the transaction contemplated under this Agreement, including without limitation, all costs and expenses incurred by Buyer in connection with its due diligence review of the Property. Nothing herein shall limit Buyer's rights with respect to the indemnity provisions relating to brokers set forth under Section 11 above.

            14.3 ATTORNEYS FEES AND COSTS. If either party hereto institutes an action to enforce this Agreement the prevailing party shall be entitled to receive its reasonable attorneys' fees and costs and expert witness fees and costs from the non-prevailing party, the amount to be set by a court and not a jury.

            14.4 WAIVER. Excuse or waiver of the performance by the other party of any obligation under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Buyer of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

            14.5 NOTICE. No event or action shall be deemed a default hereunder until ten (10) days after receipt by the other party of written notice of such alleged default from the party alleging such default and failure to cure such alleged default within such time period.

15.  CONDEMNATION AND/OR CASUALTY.

            15.1 NOTICE. Seller shall notify Buyer and Escrow Agent in the event Seller becomes aware of condemnation, taking or other similar proceeding, or notice of condemnation taking or other similar proceeding, of any portion of the Real Property (individually, a "TAKING" and collectively, "Takings") or any damage, destruction or casualty (including without limitation, vandalism or fire) of or to any portion of the Real Property (individually, a "CASUALTY" and collectively, "Casualties") prior to Closing.

            15.2 ELECTION. In the event that either (a) any Takings affecting any portion of the Real Property (or any right of access to the Real Property), or (b) any Casualties to the Real Property or any portion thereof prior to Closing and such Takings and/or Casualties (in the aggregate) affect a "substantial portion" (as hereinafter described) of the Property, then Buyer shall have the right to terminate this Agreement by written notice delivered to Seller and Escrow Agent not later than ten (10) business days after the date Seller notifies Buyer of such Takings and/or Casualties (except that if the Closing Date is less than ten (10) business days following Buyer's receipt of such notice, Closing shall be delayed until Buyer makes such election). Takings and/or Casualties shall be deemed to affect a "substantial portion" of the Property if any of the following are true: (A) In the event of Casualties, (i) the estimated cost (as determined by Buyer's contractor, architect or engineer in good faith) to repair or restore any damage resulting from such Casualties exceeds $250,000 (in the aggregate), (ii) any tenant of the Property shall have the right to abate, offset or reduce any portion of the amount of rent payable under its lease, or (iii) any tenant of the Property shall have the right to terminate its lease in whole or in part, and (B) In the event of Takings, (i) such Takings relate to the taking or closing of any right of access to any portion of the Real Property, (ii) such Takings involve more than the equivalent of Two Hundred Fifty Thousand Dollars ($250,000) in value (in the aggregate),
(iii) such Takings give any tenant of the Property the right to cause the termination of its Lease in whole or in part, (iv) such Takings involve the relocation of utility facilities serving any portion of the Real Property, or
(v) such Takings give any tenant of the Property the right to abate, offset or reduce any portion of the amount of rent payable under its Lease.

            15.3 TERMINATION. If Buyer elects to terminate this Agreement pursuant to Section 15.2, then the Deposit shall be refunded to Buyer and all documents shall be returned to the party that has delivered the same and the parties shall have no further obligations to each other under this Agreement, except as specifically set forth in this Agreement.

            15.4 CONTINUATION. If Buyer elects not to terminate this Agreement pursuant to Section 15.2, then (a) Buyer shall have the right to participate, subject to the right of the tenants under the Leases, in the adjustment and settlement of any insurance claim relating to said Casualties and any award relating to said Takings (and Seller shall not settle any such claim or award without Buyer's prior written consent), and (b) the parties shall proceed to Closing with no reduction in the Price and at Closing, and Seller shall (i) pay to Buyer through escrow (1) any award or other compensation relating to such Takings and/or casualty insurance proceeds received by Seller with respect to the Real Property, less reasonable and actual out-of-pocket fees, costs and expenses incurred by Seller in connection with the collection thereof, plus (2) the amount of any deductible or self-insured amount, and (ii) assign to Buyer all of Seller's right, title and interest in and to any award or other compensation relating to such Takings and/or casualty insurance proceeds with respect to the Real Property, less reasonable and actual out-of-pocket fees, costs and expenses incurred by Seller in connection with the collection thereof prior to Closing, any pay to Buyer the amount of any deductible or self-insured amount.

            15.5 MINOR CASUALTY OR CONDEMNATION. If a Taking and/or Casualty to the Real Property does not affect a "substantial portion" of the Real Property, then Buyer shall not have the right to cancel this Agreement and this Agreement shall proceed to Closing with no reduction in the Price and otherwise the parties shall proceed in accordance with paragraph 15.4 above as if Buyer elected not to terminate this Agreement on account of a "substantial" Taking or Casualty.

16.  MISCELLANEOUS.

     16.1 NOTICES. No notice, consent, approval or other communication provided for herein or given in connection herewith shall be validly given, made, delivered or served unless it is in writing and delivered personally, sent by nationally-recognized overnight courier, or sent by registered or certified United States mail, postage prepaid, with return receipt requested, to the addresses set forth for each party on page one hereinabove. Any notice required hereunder may also be given by telecopier to the telecopier number set forth on page one hereinabove provided that a "hard copy" of such notice also be sent within one (1) business day after such telecopier transmission in any other manner of delivery above set forth; and in the case of notice by telecopier (with confirmation sent as aforesaid), notice shall be deemed given upon electronic confirmation of receipt. Any party hereto may from time to time change its address by notice to the other parties given in the manner provided herein. Notices, consents, approvals, and communications given by nationally-recognized overnight courier shall be deemed delivered on the next business day after being deposited with such courier. Notices, consents, approvals and communications (a) given personally shall be deemed delivered upon receipt or rejection of attempted personal delivery, and (b) given by registered or certified United States mail, postage prepaid, with return receipt requested, shall be deemed delivered on the second (2nd) business day after deposit in the mail. Copies of all notices, consents, approvals and other communications sent to Buyer shall also be simultaneously sent (by the same means of transmittal as the original notice, consent, approval or other communication is sent) to The Inland Real Estate Group, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Michael J. Moran (facsimile: 630/218-4900). Copies of all notices, consents, approvals and other communications sent to Seller shall also be simultaneously sent (by the same means of transmittal as the original notice, consent, approval or other communication) to Lawrence J. Kiel, Murphy, Laudati & Kiel, P.C., 270 Farmington Avenue, Suite 360, Farmington, CT 06032 (facsimile:
(860) 674-0850).

     16.2 INTERPRETATION, TIME. The captions of the Sections of this Agreement are for convenience only and shall not govern or influence the interpretation hereof. This Agreement is the result of negotiations between the parties and, accordingly, shall not be construed for or against either party regardless of which party drafted this Agreement or any portion thereof. Time is of the essence of this Agreement. As used herein, the term "BUSINESS DAY" means any calendar day which is not a Saturday, Sunday or federal or local holiday. If the time for the performance of any action or expiration of any period of time falls on a day other than a business day, then the time for such performance and/or the expiration of any such period shall be automatically extended to occur on the next business day.

     16.3   SUCCESSORS AND ASSIGNS.

                  (i) BINDING EFFECT; SURVIVAL. All of the provisions hereof shall inure to the benefit of and be binding upon the personal representatives, heirs, successors and assigns of Seller and Buyer. All representations, warranties, agreements, obligations and indemnities of the parties, notwithstanding any investigation made by any party hereto, shall survive closing and shall not be merged into the Deed.

                  (ii) SELLER ASSIGNMENT. Anything herein to the contrary notwithstanding, Seller shall have the right to assign its entire right, title and interest in and to this Agreement, including its rights to the Deposit to a qualified exchange or accommodation titleholder or qualified intermediary identified by Seller. Buyer agrees to reasonably cooperate with Seller to permit the conveyance of the Real Property to be consummated as part of a transaction intended by Seller to qualify as a taxfree exchange under Section 1031 of the United States Internal Revenue Code and in conjunction therewith to execute such documents as Seller may reasonably request. In no event, however, shall (i) Buyer bear any expense associated with the exchange transaction, (ii) Buyer be obligated to take title to Seller's exchange property or any other property, (iii) the consummation of such taxfree exchange be a condition of the conveyance of the Real Property by Seller in accordance with the terms of this Agreement, and (iv) Buyer have any liability to Seller or to any other party for the qualification of the exchange transaction for taxfree exchange treatment under Section 1031 of the United States Internal Revenue Code or under any other provision. Furthermore, it is Seller's bonafide intent that the Real Property be held by the qualified exchange accommodation titleholder or qualified intermediary referenced above as relinquished property and the exchange is intended to qualify for nonrecognition of gain (in whole or in part) or loss under said Section 1031. Seller shall indemnify and hold Buyer (and its successors and assigns) harmless from and against any and all damages, claims, losses, liabilities, suits, costs and expenses (including, without limitation, court costs and reasonable attorney's fees) suffered or incurred by Buyer with respect to or in connection with any of the foregoing.

                  (iii) BUYER'S ASSIGNMENT. This Agreement may not be assigned by Buyer, in whole and/or in part, either directly and/or indirectly, to any person, partnership, corporation, limited liability company and/or other person or entity without the prior written approval from Seller, which approval may be given or withheld in Seller's sole discretion; provided, however, that Buyer shall have the right, without obtaining Seller's approval or consent, to assign this Agreement to Inland Retail Real Estate Trust, Inc., (the "TRUST"), Inland Retail Real Estate Limited Partnership (the "PARTNERSHIP") or any affiliate of Buyer, the Trust or the Partnership (a "PERMITTED ASSIGNEE"). Seller acknowledges and agrees that Buyer shall have the right to assign its rights and obligations under this Agreement with respect to each Parcel to two (2) different Permitted Assignees. In such event, Seller agrees that (a) all of Seller's representations, warranties, covenants and agreements contained in this Agreement shall run to and for the benefit of the applicable Permitted Assignee,
(b) Seller shall perform its obligations under this Agreement with respect to the particular Parcel to and for the benefit of the applicable Permitted Assignee as if such Permitted Assignee was a party to this Agreement in respect of the particular Parcel, (c) Seller shall accept, with respect to the particular Parcel, performance of Buyer's obligations under this Agreement by the applicable Permitted Assignee, (d) the closing documents to be executed and delivered by Buyer pursuant to Section 5 above with respect to the particular Parcel shall be executed and delivered by the applicable Permitted Assignee, and
(e) the closing documents to be executed and delivered by Seller pursuant to
Section 5 above with respect to the particular Parcel shall be executed and delivered in the name of and to the applicable Permitted Assignee. Except to the extent expressly provided in subsection (ii) above, Seller may not assign this Agreement or any of its rights hereunder, in whole or in part, to any party. Any assignment consented to by Seller shall not relieve Inland Real Estate Acquisitions, Inc. of any liability and/or obligations hereunder.

            16.4 NO PARTNERSHIP, THIRD PERSONS. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture or other similar arrangement between Seller and Buyer. No term or provision of this Agreement is intended to, or shall, be for the benefit of any person, firm, corporation or other entity not a party hereto (including, without limitation, any broker), and no such party shall have any right or cause of action hereunder.

            16.5 ENTIRE AGREEMENT. This Agreement and all Exhibits and Schedules attached hereto constitute the entire agreement between and reflect the reasonable expectations of the parties pertaining to the subject matter hereof. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written regarding the transaction contemplated in this Agreement are hereby superseded and merged herein. No change or addition is to be made to this Agreement except by a written agreement executed by all of the parties.

            16.6 FURTHER DOCUMENTS. Buyer and Seller shall execute and deliver all such documents and perform all such acts as reasonably requested by the other party from time to time, prior to and following the Closing, to carry out the matters contemplated by this Agreement.

            16.7 INCORPORATION OF EXHIBITS; INTERPRETATION. All exhibits attached to this Agreement are by this reference incorporated herein. The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to." The terms "hereby", "hereof", "hereto", "herein", "hereunder", "hereinabove" and any similar terms shall refer to this Agreement as a whole.

            16.8 CONNECTICUT LAW. This Agreement shall be governed by the laws of the State of Connecticut.

            16.9 NONPUBLICITY. Unless such disclosure is required by court order of a court of competent authority or otherwise as may be required by law (including, without limitation securities law), neither Seller, Buyer nor Escrow Agent shall make, authorize, consent to or confirm any public announcement of the transaction evidenced hereby at and/or prior to the Closing and/or following any termination of this Agreement without the prior written consent of Buyer and Seller, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Buyer shall have the right to disclose the transaction contemplated by this Agreement, and the terms hereof, to its, the Partnership's and the Trust's directors, officers, members, partners, agents, employees, accountants, attorneys, consultants, advisers, lenders and potential lenders and analysts. The terms of this Section 16.9 shall not apply from and after the Closing.

            16.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts. Each such counterpart hereof shall be deemed an original, but all counterparts shall constitute but one agreement.

            16.11 ACCEPTANCE PERIOD. This offer from Buyer to purchase the Real Property on the terms set forth herein shall be deemed irrevocable until 5:00 p.m., Eastern Standard Time, on November 21, 2003, and can be accepted by Seller by delivering to Escrow Agent's address above a fully executed counterpart original of this Agreement. If Buyer has not received a fully executed original of this Agreement by 5:00 p.m., Eastern Standard Time, on November 21, 2003, then Buyer shall be deemed to have revoked its offer to acquire the Property pursuant to this Agreement and this Agreement (other than this Section 16.11) shall be of no force or effect.

            16.12 RETENTION BY SELLER OF THE CONTINENTAL PARCEL. The Buyer acknowledges that with regard to the Bristol Real Property, the Seller is retaining the fee title to the real property currently leased to the Continental Corporation (the "CONTINENTAL PROPERTY") pursuant to a Ground Lease to Mutual Development Corporation dated May 18, 1962 and recorded with the Bristol Land Records in Volume 447, Page 449 and assigned to Continental Corporation by assignment dated March 19, 1972 and recorded with the Bristol Land Records in Volume 596, Page 723. The parcel being retained is located adjacent to the Bristol Real Property and is more particularly described on a certain map or plan entitled "TO BE PROVIDED a copy of which is attached hereto and made a part hereof. Seller and Buyer agree that, to the extent that any portion of the Continental Property and any portion of the Bristol Real Property comprise the same or parts of the same legal and/or real estate tax parcel, Seller shall, prior to Closing, cause such properties to be subdivided such that all portions of the Bristol Real Property and the Continental Property shall be separate and distinct legal parcels and separate and distinct real estate tax parcels (with their own parcel identification numbers). Seller shall be obligated to pay for any and all costs associated with such subdivision, including, without limitation, the costs to prepare, file and record any subdivision plat. The configuration of the subdivided parcels are generally depicted on Exhibit "Q" hereto. Such subdivision shall be pursued and completed in accordance and compliance with all applicable laws, statutes, codes, ordinances, rules and regulations, including, without limitation, all zoning and parking requirements. Not less than five (5) business days prior to the filing thereof, Seller shall deliver to Buyer, for Buyer's review, comment and approval, copies of all plans, plats, applications and other submissions (and any amendments thereto and supplements thereof) required for the subdivision. Promptly after the filing thereof, Seller shall deliver to Buyer copies of all submitted plans, plats, applications and other materials (and any amendments thereto and supplements thereof) required for the subdivision. Additionally, Seller shall notify Buyer of any meetings of or hearings with any applicable governmental entities, agencies or boards regarding the subdivision not less than three (3) business days prior thereto. Buyer shall have the right to attend any such meetings and/or hearings. Any and all mortgagees, trustees, lenders and/or holders of interests in any loans encumbering the Continental Parcel shall, as a condition to Closing, subject and subordinate, by appropriate documentation approved by Seller and Buyer and recorded against the Continental Property, all of their right, title and interest (including, without limitation, any lien rights) in and to the Continental Property to any subdivision plat recorded pursuant to this Section 16.12 and all matters set forth therein.

            16.13 RESERVATION OF RECIPROCAL EASEMENT RIGHTS. Prior to Closing, Buyer and Seller shall negotiate a form of Declaration of Covenants, Conditions, Restrictions and Easements (the "CCRs") to be executed, entered into and recorded at the closing of the transaction contemplated by this Agreement, which CCRs (a) shall contain rights similar to those granted by Seller to the Continental Corporation as contained in that certain Reciprocal Easement Agreement dated August 14, 1994 and recorded in Volume 1136 at Page 794 of the Bristol Land Records, (b) shall run with the land and not be subject to termination upon the termination of the Lease relating to the Bristol Real Property, and (c) shall impose upon the Bristol Real Property and the Continental Property certain other reciprocal easements, covenants, use restrictions and other matters to be negotiated. It shall be a condition to Seller's and Buyer's obligation to close the transaction contemplated by this Agreement that, at Seller's cost, (i) the CCRs agreed to by Seller and Buyer be executed by Seller and Buyer and recorded against the Bristol Real Property and the Continental Property, (ii) any and all mortgagees, trustees and/or other lenders with any interest in either the Bristol Real Property and/or the Continental Property subject and subordinate, by appropriate documentation approved by Seller and Buyer and recorded against the applicable property, all of their right, title and interest (including, without limitation, any lien rights) in and to the Bristol Real Property and the Continental Property, as the case may be, to the CCRs and all matters set forth therein, and (iii) the tenant under the Lease relating to the Bristol Real Property shall consent to and approve the CCRs. If the aforementioned conditions shall not have been satisfied as of the Closing Date, then Buyer and Seller each shall have the right, provided that the party exercising such right shall not be the sole reason for such failure, by delivering notice thereof to the other at any time after the initially scheduled Closing Date, to terminate this Agreement in which event the Deposit shall be returned to Buyer and neither Buyer nor Seller shall have any further rights, duties or obligations under this Agreement. Seller and Buyer shall negotiate the CCRs in good faith.

            16.14 HUTT LEASE. The Buyer acknowledges that it is taking the Bristol Property subject to the rights and obligations (but only those obligations required to be first performed after the Closing Date) contained in that certain Lease and Agreement by and between Seller and

Stephen Hutt dated August 15, 1994, a copy of which is attached hereto and made a part hereof. Seller acknowledges that Buyer has not had the opportunity to review the Hutt Lease in detail. Accordingly, Buyer shall have the right to object to the Hutt Lease, and any provisions thereof, prior to the expiration of the Inspection Period.

            16.15 SEVERABILITY. If any provision or provisions in this Agreement are found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Seller and Buyer that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Buyer and Seller under the remainder of this Agreement shall continue in full force and effect.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

                                           DESCO ASSOCIATES


                                           By /s/ John D. Scarritt
                                             -----------------------------------
                                           Name:   John D. Scarritt
                                           Title:  General Partner

                                                                        "SELLER"

                                           INLAND REAL ESTATE ACQUISITIONS, INC.


                                           By /s/ G. Joseph Cosenza
                                             -----------------------------------
                                           Name:   G. Joseph Cosenza
                                           Title:  President

                                                                         "BUYER"

                            APPROVAL BY ESCROW AGENT

     Escrow Agent hereby (1) acknowledges receipt of fully executed originals or counterpart originals of the foregoing Purchase and Sale Agreement on this _______ day of November, 2003, which date is hereby designated as the "OPENING OF ESCROW" date, and (2) agrees to establish an escrow (Escrow No. ____________________) in accordance therewith, and act in accordance with the provisions of this escrow.


                                                 CHICAGO TITLE INSURANCE COMPANY


                                                 By
                                                   -----------------------------
                                                 Name
                                                     ---------------------------
                                                 Title
                                                      --------------------------

                                                                  "ESCROW AGENT"

                                   EXHIBIT "A"

                       LEGAL DESCRIPTION OF REAL PROPERTY

                                 [SEE ATTACHED]

The legal description attached hereto for the Bristol Real Property includes the Continental Property. Seller and Buyer acknowledge that Seller is retaining title to the Continental Property. During the Inspection Period, the Surveyor will create separate, new legal descriptions for the Bristol Real Property and the Continental Property (which shall be subject to the review and approval of Buyer and Seller), and Seller and Buyer will amend this Agreement to replace the attached legal description of the Bristol Real Property with the new legal description of the Bristol Real Property.

                              BRISTOL REAL PROPERTY

                  177 Farmington Avenue and 325 Oakland Street
                              Bristol, Connecticut

PARCEL A

A certain piece or parcel of land situated on the northwesterly side of Farmington Avenue, the westerly side of Oakland Street and the southerly side of Lewis Street in the City of Bristol, County of Hartford and State of Connecticut and depicted on map entitled: "ALTA/ACSM Land Title Survey prepared for DESCO Associates 177 Farmington Ave. & 325 Oakland St. Bristol, Connecticut Date:
10-19-95 scale 1"-40' sheet 1 of 1 Job no: 93147 F.A. Hesketh & Associates, Inc." which is to be filed in the Bristol Town Clerks office, and being more particularly bounded and described as follows:

Beginning at a point in the southerly street line of Lewis Street as shown on said map which point marks the northwesterly corner of land now or formerly of the City of Bristol "North Cemetery";

thence, S16 DEG. 28'24"E a distance of 145.97 feet to a point of curvature;

thence, along a curve to the left having radius of 62.00 feet an are length of
97.03 feet and a central angle of 89 DEG. 39'55" to a point, said point being S61 DEG. 18 '22"E a chord distance of 87.42 feet from said point of curvature;

thence, N73 DEG. 51'41"E a distance of 129.82 feet to a point;

thence, N46 DEG. 26'40"E a distance of 93.27 feet to a point;

thence, N20 DEG. 31'16"E a distance of 212.20 feet to a point;

thence, N18 DEG. 13'56"W a distance of 27.43 feet to a point in the southerly street line of Lewis Street, the last six courses being along land now or formerly of the City of Bristol;

thence, N71 DEG. 46'04"E a distance of 89.42 feet along the southerly street line of Lewis Street;

thence, N68 DEG. 30'30"E a distance of 65.06 feet to a point;

thence, N71 DEG. 56'42"E a distance of 11.21 feet to a point of curvature;

thence, along a curve to the right having a radius of 383.08 feet, an arc length of 163.95 feet and a central angle of 24 DEG. 31'18" to a point of compound curvature, said point of compound curvature being N84 DEG. 12'21"E a chord distance of 162.70 feet from said point of curvature;

thence, along a curve to the right having a radius of 35.00 feet, an arc length of 47.74 feet and a central angle of 78 DEG. 09'34" to a point, said point being S44 DEG. 27'13"E a chord distance of 44.13 feet from said point of compound curvature;

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PARCEL A (CONT.)

thence, S05 DEG. 22'26"E a distance of 233.66 feet to a point;

thence, S00 DEG. 59'18"W a distance of 117.31 feet to a point;

thence, S05 DEG. 22'26"E a distance of 160.64 feet to a point of curvature;

thence, along a curve to the right having a radius of 35.00 feet, an arc length of 30.66 feet and a central angle of 50 DEG. 11'51" to a point in the northwesterly street line of Farmington Avenue, said point being S19 DEG. 43 '29"W a chord distance of 29.69 feet from said point of curvature, the last five courses being along the westerly street line of Oakland Street as depicted on said map;

thence, S44 DEG. 49'25"W a distance of 44.17 feet to a point;

thence, S44 DEG. 49'00"W a distance of 180.00 feet to a point marking the easterly corner of land now or formerly of Stephen J. Hutt, the last two courses being along the northwesterly street line of Farmington Avenue;

thence, N45 DEG. 11'00"W a distance of 200.00 feet to the northerly corner of land now or formerly of Stephen J. Hutt;

thence, S44 DEG. 49'00"W a distance of 202.20 feet along land now or formerly of Stephen J. Hutt and now or formerly of Elais Kalimian, partly by each to a point;

thence, S32 DEG. 24'21"W a distance of 116.54 feet to a point;

thence, S79 DEG. 47'40"W a distance of 31.00 feet to a point;

thence, S60 DEG. 08'30"W a distance of 142.42 feet to a point;

thence, N09 DEG. 19'30"E a distance of 281.33 feet to a point;

thence, N23 DEG. 26'00"W a distance of 203.75 feet to a point marking the northeasterly corner of land now or formerly of Elais Kalimian and the southeasterly corner of land now or formerly of Jenny K. Rogers, the last five courses being along land now or formerly of Elais Kalimian;

thence, N18 DEG. 46'00"W a distance of 231.03 feet to the southerly street line of Lewis Street;

thence, N68 DEG. 28'00"E a distance of 20.08 feet along the southerly street line of Lewis Street to the point and place of beginning.

PARCEL B

The land affected by that certain Lease and Agreement from Stephen Hutt to Desco Associates dated August 15, 1994 and recorded in Volume 1167 at Page 303 of the Bristol Land Records, which demises a certain thirty foot (30') wide right of way which was granted to Irwin Hutt from Desco Associates by Warranty Deed dated October 5, 1972 and recorded in Volume 605 at Page 767 of the Bristol Land Records and shown on the easterly side of a certain "Parcel D" on a map or plan entitled "Plan Showing Land of David J. Scaritt, Farmington Avenue & Lewis Street, Bristol, Conn, Scale 1" = 40' Date Dec. 18, 1969 Augustine F. Lepore, Jr., C.E. & L.S." on file in the Bristol Town Clerk's Office in book of maps, Volume 566, Page 27.

PARCEL C

The respective land affected by that certain fifteen foot (15') right of way and those two (2) certain twenty foot (20') rights of way which were granted to David J. Scaritt by The Sessions Foundry Company by Warranty Deed dated December 1, 1953 and recorded in Volume 294 at Page 221 of the Bristol Land Records, each of which is more particularly described in said deed.

PARCEL D

The land affected by the rights and easements granted to Desco Associates by and under that certain Reciprocal Easement Agreement made as of the 15th day of August, 1994 among Desco Associates, Continental Corporation and Shaw's Supermarkets, Inc., recorded in Volume 1136 at Page 794 of the Bristol Land Records.

1025-1055 W. Main St.,
New Britain, CT

PARCEL ONE

                            NEW BRITAIN REAL PROPERTY

     A certaitn piece or parcel of land; with the buildings and all other improvements now or hereafter placed thereon situated on the northerly side of West Main Street, in the Town of New Britain, County of Hartford, and State of Connecticut, and more particularly bounded and described as follows, to wit;

     Beginning at a point in the northerly line of West Main Street, which point is five hundred forty-three and six one-hundredths (543.06) feet westerly, as measured in said northerly line of West Main Street from the intersection of the westerly line of Stanwood Drive with the northerly line of West Main Street;

     Thence running northerly and northwesterly is a curve to the right having a radius of twenty-five (25) feet, a distance of thirty-eight and ninety-one one-hundredths (38.91) feet to a point in the easterly line of North Mountain Road;

     Thence northeasterly along said North Mountain Road, a distance of one hundred twenty-six and eighty-eight one-hundredths (126.88) feet to a point;

     Thence running northerly and northwesterly is a curve to the left having a radius of three hundred eighty-nine and fifteen one-hundredths (389.15) feet and an angle of 47 DEG. 31' and still along said North Mountain Road, a distance of three hundred twenty-four and ninety-nine one-hundredths (324.99) feet to a point;

     Thence running northwesterly and still along North Mountain Road, one hundred twenty-six (126) feet, more or less, to an iron pin;

     Thence running easterly in a line forming an interior angle of 50 DEG. 19' with the last described line, two hundred ninety-three and eighty-five one-hundredths (293.85) feet to a point;

PARCEL ONE CONTINUED

     Thence running southerly in a line forming an interior angle of 101 DEG. 16' with the last described line, fifty-two and sixty-three one-hundredths (52.63) feet to a point;

     Thence running easterly in a line forming an interior angle of 270 DEG. with the last described line, one hundred thirty-six and three-tenths (136.3) feet to a point;

     Thence running northerly in a line forming an interior angle of 270 DEG. with the last described line, twenty-five and forty-five one-hundredths (25.45) feet to a point;

     Thence running easterly in a line forming an interior angle of 78 DEG. 44' with the last described line, two hundred forty-one and sixty-one one-hundredths (241.61) feet to a point;

     Thence running southerly in a line forming an interior angle of 89 DEG. 41' 30" with the last described line, ninety-two (92) feet to a point;

     Thence continuing southerly in a line forming an interior angle of 193 DEG. 58' with the last described line, sixty (60) feet to a point;

     Thence running southeasterly in a line forming an interior angle of 212 DEG. 55' 30" with the last described line, one hundred seventy-eight and sixty-seven one-hundredths (178.67) feet to a point in the northwesterly line of Stanwood Drive;

     Thence running southwesterly in the northwesterly line of Stanwood Drive in a curve to the left having a radius of three hundred ninety-four and eighty-seven one-hundredths (394.87) feet and an angle of 32 DEG. 14' 08" a distance of two hundred twenty-two and fifteen one hundredths (222.15) feet to a point;

     Thence continuing southwesterly in said northwesterly line of Stanwood Drive, twenty-four and fifty-three one-hundredths (24.53) feet to a point;

     Thence running westerly in a line forming an interior angle of 98 DEG. 06' 10" with the said northwesterly line of Stanwood Drive, one hundred fifty
(150) feet to a point;

PARCEL ONE CONTINUED

     Thence runing southerly in a line forming an interior angle of 261 DEG. 53' 50" with the last described line, one hundred (100) feet to a point in the northerly line of West Main Street;

     Thence running westerly along the northerly line of West Main Street in a line forming an interior angle of 38 DEG. ?6' 10" with the last described line, one hundred sixty-four and forty-two one-hundredths (164.42) feet to a C.?.D. Monument;

     Thence continuing westerly in the northerly line of West Main Street in a line forming an interior angle of 175 DEG. 20' 30" with the last described line, one hundred twenty-nine and forty-five one-hundredths (129.45) feet to a C.?.D. Monument;

     Thence continuing westerly in the northerly line of West Main Street in a line forming an interior angle of 175 DEG. 15' with the last described line, ninety-nine and nineteen one-hundredths (99.19) feet to the point and place of beginning.

                                   EXHIBIT "B"

                                NEW BRITAIN LEASE

                                 [SEE ATTACHED]

                                        3
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                                   EXHIBIT "C"

                                  BRISTOL LEASE

                                 [SEE ATTACHED]

                                   EXHIBIT "D"

                                   HUTT LEASE

                                 [SEE ATTACHED]

                               LEASE AND AGREEMENT

     THIS LEASE AND AGREEMENT made this 15th day of August, 1994, by and between STEPHEN HUTT, having a principal place of business at 757 First Avenue, in the Town of West Haven, County of New Haven and State of Connecticut, hereinafter referred to as the "LANDLORD", and DESCO ASSOCIATES, a Connecticut Limited Partnership, JOHN D. SCARRITT, General Partner, having a principal place of business in the Town of Bristol, County of Hartford and State of Connecticut, hereinafter referred to as the "TENANT";

                              W I T N E S S E T H :

                            ARTICLE I. GRANT AND TERM

     1.01 LEASED PREMISES. Landlord hereby demises and leases to Tenant and the Tenant hereby hires and rents from Landlord, Landlord's rights to use a certain right of way 30 feet in width originally granted in a deed from DESCO Associates to Irwin Hutt dated October 5, 1972 and recorded in Volume 605 at Page 767 of the Bristol, Connecticut Land Records, in accordance with the terms and provisions of this Agreement. The right of way is shown on the easterly side of Parcel D on a map or plan entitled, "Plan showing Land of David J. Scarritt, Farmington Avenue & Lewis Street, Bristol, Conn. Scale 1"-40' Date Dec. 18, 1969 Augustine F. Lepore, Jr., C.E. & L.S." on file in the Bristol Town Clerk's Office in book of maps, volume 566 at page 27, which map or plan is referred to in said deed. The right of way is hereinafter referred to as the "LEASED PREMISES". The Leased Premises are further described on Exhibit A annexed hereto.

     1.02 COMMENCEMENT OF TERM. The effective date of this Lease under which Tenant shall be obligated to commence payment of rental, hereinafter referred to as the "COMMENCEMENT DATE", shall be January 1, 1995 or upon the completion by Tenant of the "Shaw's Plaza" project, whichever shall first occur.

     1.03 LENGTH OF TERM. The term of this Lease shall be for ninety-nine (99) years following the commencement of the term as provided in Section 1.02 hereof. Notwithstanding the foregoing, Tenant shall be bound by all of the provisions of this Lease, except for the payment of rent, from the date of the first construction work upon the Leased Premises by Tenant or its agents, in accordance with the terms and provisions of this Agreement, prior to the Commencement Date.

            ARTICLE II. CONSTRUCTION UPON AND USE OF LEASED PREMISES

     2.01 Tenant is accepting the Leased Premises in "as is" condition. Tenant agrees that it has inspected the Leased Premises and that no representations have been made by Landlord as to the condition thereof except as are expressly set forth in this Lease. Any improvements upon or alterations to the Leased Premises are to be made by Tenant at its sole cost and expense and shall be subject to the provisions of this Lease as appertain. Tenant warrants that all work done by it to and upon the Leased Premises will be performed in a good and workmanlike manner, using first class materials, and in strict accordance with applicable law.

     2.02 During the term of this Lease, Tenant may alter and utilize the Leased Premises for a parking area in accordance with the plans, surveys and renditions from time to time filed with the municipal agencies of the Town of Bristol, Connecticut, or other State or Federal agencies with jurisdiction. No other alterations or usage is permitted hereunder without consent of Landlord, which consent shall not be unreasonably withheld or delayed. The easement granted hereby and herein shall be for the benefit of, but not restricted solely to, the tenant and the sub-tenants of the parcel, including but not limited to Shaw's and Continental Corporation and the other tenants and occupants of Shaw's and the Continental Corporation and/or their successors and assigns, and to the customers, employees, agents, and business invitees thereof.

     2.03 Tenant shall occupy and use the Leased Premises for the above stated purpose continuously during the term of this Lease. Tenant shall not use or permit or suffer the use of the Leased Premises for any other purpose without the express written consent of the Landlord, which shall not be unreasonably withheld or delayed.

                       ARTICLE III. TENANTS'S IMPROVEMENTS

     3.01 In accordance with the terms and provisions of this Lease, the Tenant may, at its own cost, make such alterations and improvements to the Leased premises as shall be reasonably required to adapt the same for the authorized use thereof as provided in Article II hereof.

             ARTICLE IV. MAINTENANCE AND REPAIRS OF LEASED PREMISES

     4.01 MAINTENANCE BY TENANT. Tenant shall at all times keep in good order, condition and repair the entire Leased Premises.

     4.02 As hereinabove provided, at the expiration or termination of the tenancy hereby created, Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery of possession thereto under this Lease (excepting the construction and alterations by Tenant hereunder).

                       ARTICLE V. INSURANCE AND INDEMNITY

     5.01 LIABILITY INSURANCE. Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability and insurance with respect to the Leased Premises and the business operated by Tenant and any subtenants of Tenant on the premises within which the Leased Premises are a part, in which the limits of public liability shall be equivalent to that maintained by similar "shopping centers" in the region. A copy of the current policy or a certificate of insurance shall be delivered to Landlord.

     5.02 INDEMNIFICATION OF LANDLORD. Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises, or the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by the default under this Lease or any act or omission of Tenant, its agents, contractors, employees, servants, lessees, or concessionaires, licensees or invitees. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless from fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by Landlord in enforcing the covenants and agreements in this Lease.

                      ARTICLE VI. ASSIGNMENT AND SUBLETTING

     6.01 CONSENT REQUIRED. Provided Tenant is not in default hereunder, Tenant may assign this Lease in whole or in part, and/or sublet all or any part of the Leased Premises, without the prior consent of Landlord. If this Lease be assigned, or if the Leased Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment and/or sublet shall release Tenant from further performance by Tenant of covenants on the part of Tenant herein contained. Notwithstanding any assignment or sublease, Tenant shall remain primarily liable on this Lease during the term of this Lease and any extensions thereof and shall not be released form performing any of the terms, covenants and conditions of this Lease, but Tenant and such assignee shall thereafter be jointly and severally liable for the full and faithful performance of the obligations of Tenant under this Lease.

                  ARTICLE VII. WASTE, GOVERNMENTAL REGULATIONS

     7.01 NUISANCE OR WASTE. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance.

     7.02 COMPLIANCE WITH LAWS. Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the Leased Premises, and shall faithfully observe in the Leased Premises, all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force.

         ARTICLE VIII. INSERTED FOR CONSECUTIVE NUMBERING PURPOSES ONLY

                        ARTICLE IX. DEFAULT OF THE TENANT

     9.01 RIGHT TO RE-ENTER. In the event of any failure of Tenant to pay any rental due hereunder within thirty (30) days after written notice of default, or any failure to commence and diligently pursue the performance of any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than sixty (60) days after written notice of such default shall have been mailed to Tenant, or if Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or take or have taken against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement, or if Tenant shall abandon said premises, or suffer this Lease to be taken under any writ of execution, then Landlord besides other rights or remedies it may have, shall have the immediate right to terminate this Lease and Agreement upon written notice to Tenant.

     9.02 RIGHT TO RELET. Should Landlord elect to terminate this Lease and Agreement as herein provided, for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including reasonable attorney's fees, and including the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

     9.03 LEGAL EXPENSES. In case suit shall be brought for recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred therefor, including a reasonable attorney's fee.

     9.04 WAIVER OF JURY TRIAL. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises and/or any claim of injury or damage.

     9.05 PAST DUE RENT. If Tenant shall fail to pay, when the same is due and payable, any rent, such unpaid amounts shall bear interest from the due date thereof to the date of payment, at the prime interest rate of the Chase Manhattan Bank, N.A. as of such due date, plus three (3%) percent.

                          ARTICLE X. TENANT'S PROPERTY

     10.01 LOSS AND DAMAGE. As Landlord is not the owner of the fee simple interest of the lands within which the Leased Premises are a part and is leasing to Tenant only Landlord's rights and interest in the right of way comprising the Leased Premises, Landlord shall not be liable for any damage to property of Tenant or of others located on the Leased Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, gas, electricity, water, rain, or snow from any part of the Leased Premises or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by occupants of adjacent property, or the public, or caused by operation in construction of any private, public or quasi-public work. Landlord shall not be liable for any latent defect in the Leased Premises.

                       ARTICLE XI. HOLDING OVER SUCCESSORS

     11.01 HOLDING OVER. Any holding over after the expiration of the term hereof, shall be construed to be a tenancy from month to month on the terms and conditions herein specified, so far as applicable, except that during any such holdover period, the rent in effect at the expiration of the term hereof shall be increased proportionately with the aggregate increase during the term of this Lease in the Consumer Price Index, as hereinafter defined.

     11.02 SUCCESSORS. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties: and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein.

                          ARTICLE XXII. QUIET ENJOYMENT

     12.01 LANDLORD'S COVENANT. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the rights leased hereunder for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless to the terms and conditions of this Lease.

                          ARTICLE XXIII. MISCELLANEOUS

     13.01 WAIVER. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing by Landlord.

     13.02 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the annual rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     13.03 ENTIRE AGREEMENT. This Lease set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and supercede any and all prior agreements and understandings between Landlord and Tenant, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

     13.04 NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint adventurer or a member of a joint enterprise with Tenant.

     13.05 FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, than performance of such act shall be excused for the period of the delay and the period for the performance of any such act

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shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse the Tenant from the prompt payment of rent.

     13.06 NOTICES. Any notice by Tenant to Landlord must be served by certified or registered mail, postage prepaid, addressed to Landlord at 757 First Avenue, West Haven, Connecticut, 06516 or at such other address as Landlord may designate by written notice.

     13.07 Any notice by Landlord to Tenant must be served by certified or registered mail, postage prepaid, addressed to Tenant at: Attention: John D. Scarritt, General Partner, P.O. Box 215, Bristol, CT 06011-0215.

     13.08 CAPTIONS AND SECTIONS. The captions, section numbers, article numbers, and index appearing in the Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease, nor in any way affect this Lease.

     13.09 TENANT DEFINED, USE OF PRONOUNS. The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where

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there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

     13.10 PARTIAL INVALIDITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     13.11 NO OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

     13.12 A copy of this Lease and Agreement shall be recorded on the Bristol, Connecticut Land Records, at Tenant's expense.

                                ARTICLE XIV. RENT

     14.01 (a) The annual rent during the first year of this Lease shall be ONE THOUSAND EIGHT HUNDRED ($1,800.00) DOLLARS, payable in one installment annually on or before the first day of March, of each lease year in advance at the address of the Landlord hereinbefore stated (757 First Avenue, West Haven, Connecticut 06516), or at such other place designated by Landlord.

     14.02 The annual rent during the second through ninety-ninth years of this Lease shall be computed as follows:

          (a) The Consumer Price Index for Urban Consumers as published by the Bureau of Labor Statistics of the United States Department of Labor at the time of execution of this Lease being known and designated as the "new" "CPI-U" (hereinafter "CPI"), as the same may from time to time be revised, updated or replaced, shall be used to determine the annual rent payable to Landlord during the second through ninety-ninth year.

          (b) In calculating the annual rent during the second year of this Lease, the "CPI" in effect during the month of January of the first year of this Lease shall be used as a denominator; the "CPI" in effect during the month of December of the first year of this Lease shall be used a numerator; this fraction shall be multiplied by the sum $1,800.00. The resulting amount shall be the annual rent during the second year of this Lease except that it shall not be less than the annual rent during the first year. Said annual rent shall be payable on or before the first day of March of the second lease year in advance, at the office of the Landlord or at such other place designated by Landlord.

          (c) In calculating the annual rent during the third year of this Lease, and during each of the subsequent lease years, the "CPI" in effect during the month of January of the prior year of this Lease shall be used as a denominator; the "CPI" in effect during the month of December of the prior year of this Lease shall be used as a numerator; this fraction shall be multiplied by the sum representing the annual rent in effect during the prior year of this Lease. The resulting amount shall be the annual rent during the lease year in question except that it shall not be less than the annual rent in effect during the prior year of this Lease. The annual rent for each lease year shall be payable on the first day of March of each lease year, in advance, at the office of the Landlord or at such other place designated by Landlord.

                 ARTICLE XV. SECURITY FOR TENANT'S OBLIGATIONS.
                        ACCOUNTING & WHOLE LIFE INSURANCE

     15.01 CONDITIONAL ASSIGNMENT OF RENTALS. Tenant hereby conditionally assigns and pledges the rents, income and profits of all and every part of the premises within which the Leased Premises are a part, to the payment of the rental and performance of the obligations on the Tenant's part to be performed hereunder, by Tenant. If Tenant shall default in the payment of rental or in any of its obligations to be performed (and fail to cure such default after notice thereof as hereinabove provided), Landlord shall have the right forthwith and without further notice to enter upon the premises within which the Leased Premises are a part, and collect said rents, income and profits with or without the appointment of a receiver. All such net income after payment of the reasonable costs of collection thereof and attorneys' fees, shall be applied toward the costs incurred due to the default of Tenant including payment of rental due hereunder, and the remainder of such net income, if any, shall be paid over to Tenant.

     15.02 WHOLE LIFE INSURANCE. To secure the payment of rental and the performance of the Tenant's obligations hereunder, and as a condition to and in consideration of Landlord's entering into this Lease and Agreement, Tenant shall purchase from the CNA Insurance Company (or other insurer acceptable to Landlord), a $45,000.00 whole life insurance policy on the life of John D. Scarritt, with a death benefit of $250,000.00. The Landlord, Stephen Hutt, shall irrevocably, be the owner of the policy and the beneficiary thereunder. The policy shall be delivered to Landlord upon the execution of this Lease and Agreement, and shall be fully paid for at such time. The income or dividends of the policy will serve to pay directly, the rental due from the twenty-first year through ninety-ninth year of the Lease. To assure adequate security, the income or dividends generated by the policy will be assessed on the first day of the fifteenth year of the Lease. If the income or dividends shall be insufficient to fund the rental due, Tenant shall forthwith, pay monies into the policy to achieve a policy value sufficient to fund the required lease payments. If the policy provides income greater than the rental due in any lease year after the twenty-first year, then, in such event, this excess, if any, shall be credited to the rental to be due in succeeding lease years. The rental payments shall be made directly by Tenant and not from the policy during the first twenty lease years. Provided, however, there shall be no credit due Tenant for any such accumulated excess at the end of this Lease.

     In the event of the death of John D. Scarritt at any time during the term of the Lease, it will be assumed that the $250,000.00 death benefit (or actual death benefit) paid to the Landlord, Stephen Hutt, will earn interest at the "prime lending rate" that the United States Federal Reserve Board charges its member institutions. These assumed earnings will be applied toward the rent and any earnings in excess of the rental due shall be credited to the rental due in succeeding lease years. If these assumed earnings shall be insufficient to cover the actual lease rental payments due, than Tenant's successor or successors shall directly pay the amounts above the assumed earnings of the death benefit to meet the required rental payments. Tenant's heirs and successors shall have no claim or receive credit for any assumed earnings above the rental due at the end of the lease or against or for any part of the death benefit paid to Stephen Hutt. Tenant acknowledges that Stephen Hutt shall be the irrevocable owner and beneficiary of the whole life insurance policy purchased. Upon a business failure or insolvency of the CNA Insurance Company, which renders the policy worthless, the policy shall be replaced forthwith by Tenant at an insurance company acceptable to Landlord.

     15.03 TENANT'S LIABILITY. Notwithstanding any provision of this Article, Tenant and Tenant's heirs and successors shall be personally liable for the rental due hereunder whether the rental is paid directly by them, from the value of the insurance policy or by the assumed earnings of the death benefit in the event of the death of John D. Scarritt.

     15.04 CALCULATIONS AND ACCOUNTING. All rental calculations under Article XIV and calculations and accounting required under Article XV shall be performed by Tenant at Tenant's expense. Tenant shall furnish written notice of and an explanation of these calculations and accounting to Landlord by the first day of March of each lease year, as applicable.

     15.05 BORROWING AGAINST WHOLE LIFE POLICY. In the event Landlord takes loans against the Life insurance policy referred to hereinabove and/or cashes in the policy, then any rent payments due from Tenant shall immediately cease and Landlord's use of the life insurance policy shall be deemed as sufficient consideration for the balance of the Lease. Provided, however, the Landlord may exercise other rights of ownership including the use of the policy as collateral which the parties agree and acknowledge shall not affect the Tenant's obligation to pay rental hereunder.

                      ARTICLE XVI. MISCELLANEOUS PROVISIONS

     16.01 PROTECTION OF LANDLORD'S PREMISES. The parties acknowledge Landlord's real property and improvements located at 167 Farmington Avenue, Bristol, Connecticut, which premises is adjacent to the Leased Premises. The parties further acknowledge that the Leased Premises, being the right of way subject of this Lease and Agreement, is located within real property owned by Tenant or Tenant's assignee. Any use, work or construction upon the right of way comprising the Leased Premises or upon the premises within which the Leased Premises are a part, shall take into account proper and adequate drainage and shall include drainage systems to protect Landlord's adjacent property from damage.

     16.02 UTILITIES. Public utilities shall not be placed under or upon the right of way comprising the Leased Premises. Provided, however, Landlord acknowledges that a utility easement is depicted on the site plan filed with the Town of Bristol and the State Traffic Commissioner.

     16.03 NEW SIGNS, BARRIERS AND BUILDINGS. In conjunction with Tenant's use, work or construction upon the right of way comprising the Lease Premises or upon the premises within which the Leased Premises are a part, Tenant shall not, during the term of this Lease, erect any new sign, barriers or buildings within fifty (50) feet of any boundary line of Landlord's premises. This restriction shall not apply to the property boundary line between the rear of Landlord's aforesaid premises located at 167 Farmington Avenue and Tenant's premises within which the Leased Premises are a part, provided Tenant produces for legal review by Landlord at the time this Lease and Agreement is executed, a ground lease encumbering Tenant's said premises prohibiting such a restriction.

     16.04 Tenant shall pay, at the time this Lease and Agreement is executed, Landlord's legal fees concerning same up to the sum of $1,500.00.

     16.05 ASSIGNMENT BY LANDLORD. Landlord may assign its rights under this Lease and Agreement at any time.

                             ARTICLE XVII. NET LEASE

     17.01 This Lease shall be deemed and construed to be a net Lease and, except as herein otherwise expressly provided, the Landlord shall receive the annual rent and additional rent and all other payments hereunder to be made by the Tenant absolutely free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

Signed, Sealed and Delivered
    in the Presence of:

 /s/ [ILLEGIBLE]                           LANDLORD:   STEPHEN HUTT
------------------------
WITNESS

/s/ [ILLEGIBLE]                            /s/ Stephen Hutt        L.S.
------------------------                   ------------------------
WITNESS                                    STEPHEN HUTT


/s/ [ILLEGIBLE]                            TENANT: DESCO ASSOCIATES, a
------------------------                   Connecticut Limited Partnership
WITNESS

/s/ [ILLEGIBLE]                            By: /s/ John D. Scarritt        L.S.
------------------------                       ----------------------------
WITNESS                                    JOHN D. SCARRITT, General Partner
    [ILLEGIBLE]

STATE OF CONNECTICUT      :
                          :   ss. North Haven
COUNTY OF New Haven       :

     On this the 1st day of August, 1994, before me, the undersigned officer, personally appeared STEPHEN HUTT, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and seal.

                                              /s/ [ILLEGIBLE]
                                              ----------------------------------
                                              Commissioner of the Superior Court


STATE OF CONNECTICUT           :
                               :   ss. Bristol
COUNTY OF Hartford             :

     On this the 15th day of August, 1994, before me, the undersigned officer, personally appeared JOHN D. SCARRITT, General Partner of DESCO ASSOCIATES, a Connecticut Limited Partnership, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and seal.

                                              /s/ [ILLEGIBLE]
                                              ----------------------------------
                                              Commissioner of the Superior Court
                                              Notary Public

                                   EXHIBIT "E"

                       FORM OF TENANT ESTOPPEL CERTIFICATE

TO: Inland Real Estate Acquisitions, Inc., and its successors and assigns [Name of Prospective Property Owner], and its successors and assigns 2901 Butterfield Road
     Oak Brook, Illinois 60523

RE:  [ADDRESS OF THE PROPERTY] (the "Property")

Ladies and Gentlemen:

     The following statements are made with the knowledge that Inland Real Estate Acquisitions, Inc., [Name of Prospective Property Owner], and their respective successors and assigns (individually and collectively, as applicable, "Purchaser"), and their respective lenders and/or investors, are relying on them in connection with the acquisition and financing of the Property by Purchaser and, in connection therewith, the assignment of the Lease (defined below) to Purchaser, and Purchaser and its respective lenders, successors, assigns and successor owners of the Property may rely on such statements for that purpose.

     The undersigned ("Tenant"), being the Tenant under the Lease covering certain premises in the Property, hereby certifies, represents, warrants, covenants and agrees as follows:

     1. Tenant is the tenant under a Lease with ____________ ("Landlord") dated _______________ [INSERT THE TITLE AND DATE OF, AND DATE OF ALL AMENDMENTS, MODIFICATIONS AND ANY OTHER AGREEMENTS RELATING TO, THE LEASE (INCLUDING
GUARANTIES, i.e...., "as amended by that certain First Amendment, dated
______________"...] (collectively, the "Lease"). The Lease demises to Tenant approximately ___________ (________________) square feet in the Property known as Unit __ (the "Leased Premises"). The initial term of the Lease commenced on _____________, 20____, and will expire on ___________, _________, exclusive of unexercised renewal options and extension options contained in the Lease. Tenant has ____ options to extend the term of the Lease for _____ years. There have been no other amendments, modifications, revisions or supplements to the Lease, and there are no other agreements of any kind between Landlord and Tenant regarding the Leased Premises.

     2. The Lease has been duly authorized and executed by Tenant and is in good standing and in full force and effect.

     3. Tenant has accepted, is in sole possession of, and is presently occupying the Leased Premises. The Lease has not been hypothecated or assigned by operation of law or otherwise by Tenant, and no sublease, concession agreement, license, use or other occupancy agreement covering the Leased Premises, or any portion of the Leased Premises, has been entered into by Tenant except _______________________.

     4. Tenant commenced paying rent on _____________, 20______. Tenant is currently obligated to pay fixed or base rent under the Lease in the annual amount of __________ Dollars ($_______), payable in advance, in equal monthly installments of ____________ Dollars ($________). The Lease provides for Tenant to pay to Landlord as additional rent ______ percent (________%) of operating expenses, common area maintenance charges, insurance premiums and real property taxes ("Tenant's Share"). Tenant currently is paying, monthly, in advance, as additional rent under the Lease, equal installments (as estimated by Landlord pursuant to the Lease) of the Tenant's Share in the amount of $______________. Percentage Rent for the last fiscal year of Tenant ending ______________, 20_____ in the amount of ___________ Dollars ($________), based on Tenant's gross receipts (as defined in the Lease) of ($_________), has been paid by Tenant to Landlord. All rent has been paid under the Lease through ______________, 20_____. No rent under the Lease has been paid more than (1) month in advance, and no other sums have been deposited with Landlord other than ________________ Dollars ($_______) deposited as security under the Lease. Such security deposit is not subject to any set-off or reduction or any increase for interest or other credit due to Tenant. Tenant is entitled to no rent abatement, concessions, free rent, allowances for improvements, refurbishment or otherwise or other similar compensation in connection with renting the Leased Premises except as follows: ________________. Tenant has no setoffs, claims or defenses to the enforcement of the Lease by Landlord and no deductions or credits against rent under the Leases except as follows: _____________________. Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, nor has Landlord provided financing for, made loans or advances to, or invested in Tenant's business.

     5. Neither Landlord nor Tenant is in default under the Lease beyond any applicable cure period and no event has occurred which, with the giving of notice or passage of time, or both, could result in such default. As of the date of this estoppel certificate, there is no dispute between Landlord and Tenant, and there is no litigation between Landlord and Tenant with respect to the Lease or the Leased Premises, and there has been no litigation between Landlord (or any predecessor landlord) and Tenant with respect to the Lease or the Leased Premises or Tenant's use and occupancy thereof. Tenant has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, order or directives relating to use, operation or condition of the Leased Premises or the Property.

     6. Except as specifically stated in the Lease, Tenant has not been granted (a) any option to extend the term of the Lease, (b) any option to expand the Leased Premises or to lease additional space within the Property, (c) any right of first refusal on any space at the Property, or (d) any option or right of first refusal to purchase the Leased Premises or the Building or any part thereof. Tenant has no option to terminate the Lease as to the Leased Premises or any part or portion thereof prior to its stated expiration except as follows:
___________________________.

     7. All obligations and conditions under the Lease to be performed to date by Landlord have been satisfied, free of defenses and set-offs, including all construction work and tenant improvements in the Leased Premises, and Landlord has made all contributions, if any, required of Landlord under the Leases. Landlord is not obligated to provide or construct any further tenant improvements or other tenant allowances except as follows:
______________________________________.

     8. Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Leased Premises or the Leases or the rents thereunder except ________________. Tenant has not (a) applied for the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of the Property,
(b) admitted in writing its inability to pay its debts as they become due, (c) made a general assignment for the benefit of its creditors, (d) filed a voluntary petition or commenced a voluntary case or proceeding under the Federal Bankruptcy Code, (e) been adjudicated a bankrupt or insolvent, (f) filed a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(g) received any notice of any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code, or (h) taken any corporate, partnership, limited liability company or other action for the purpose of effecting any of the foregoing.

     EXECUTED as of the _________ day of ________________, 2003.

TENANT

________________, d/b/a ________________

________________,

By:
Name:
Title:


     The undersigned Guarantor of the Lease hereby certifies as of the date hereof to Purchaser and its successors and assigns, and their lenders and/or investors, and their successors and assigns, that that certain Guaranty of Lease made by Guarantor for the benefit of Landlord and dated ________________, is in full force and effect and has not been amended or modified and that the undersigned Guarantor has no claims or defenses under such Guaranty of Lease or otherwise is respect to their performance in full of all terms, covenants, conditions and agreements of such Guaranty of Lease.

                                                        ________________________

                                   EXHIBIT "F"

When recorded, return to:

__________________________________
__________________________________
__________________________________
__________________________________


                              SPECIAL WARRANTY DEED

     For Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DESCO ASSOCIATES, a Connecticut limited partnership ("GRANTOR"), hereby grants, sells, remises and conveys to ________________________________, a Delaware limited liability company ("GRANTEE"), that real property located in Hartford County, Connecticut, and legally described on Exhibit "A" attached hereto and incorporated herein by this reference (the "PROPERTY").

     Together with all and singular the hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim or demand whatsoever of Grantor, either in law or equity, of, in and to the Property with the hereditaments and appurtenances: TO HAVE AND TO HOLD the said Property with the appurtenances, unto Grantee and its successors and assigns forever.

     Subject to all matters set forth on Exhibit B attached hereto, and Grantor, for itself, and its successors, does hereby warrant title to the Property against and with respect to its own acts and the acts of all persons claiming by, through or under Grantor, but not the acts of any others.

     RECIPROCAL EASEMENT AGREEMENT LANGUAGE INSERTED HERE FOR BRISTOL DEED.

     SUBJECT TO HUTT LEASE AND SHAW'S LEASE

     WITNESSED AND DATED as of this __ day of 200_.

                                            DESCO ASSOCIATES, a Connecticut
                                            limited partnership.

-----------------------------------
                     , Witness              By:
---------------------                           --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
------------------------------------               -----------------------------
                     , Witness                                         "GRANTOR"
---------------------

STATE OF CONNECTICUT      )
                          ) ss.
COUNTY OF HARTFORD        )

     The foregoing document was acknowledged before me this _____ day of _____________, 200__, by ________________________________, the ________________
of DESCO ASSOCIATES, a Connecticut limited partnership, on behalf of said corporation.

     IN WITNESS WHEREOF, I have set my hand and official seal the day and year first above written.


                                            ------------------------------------
                                            Notary Public

My Commission expires:

---------------------------

                       EXHIBIT A TO SPECIAL WARRANTY DEED

                          LEGAL DESCRIPTION OF PROPERTY

                                   EXHIBIT "G"

                              NON-FOREIGN AFFIDAVIT

     Section 1445 of the Internal Revenue Service Code of 1986 provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding tax is not required upon disposition of a U.S. real property interest by DESCO ASSOCIATES ("TRANSFEROR"), to ________________________________, ("TRANSFEREE"),
the undersigned hereby certifies the following on behalf of the Transferor:

          (q) Transferor is not a foreign corporation, partnership, trust, estate, or individual as those terms are defined in the Internal Revenue Code and Income Tax Regulations;

          (r) Transferor's U.S. Employer Identification Number is______________ ___________________ and

          (s)  Transferor's principal office is________________________________,
Bristol, Connecticut

     Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement made herein could be punished by fine, imprisonment, or both.

     Under the penalties of perjury the undersigned, has examined this certification and to its knowledge and belief it is true, correct and complete.

     DATED this _____ day of ___________________________, 2003.

                                     DESCO ASSOCIATES, a Connecticut limited
                                     partnership

                                     By
                                       -----------------------------------------
                                     Name
                                         ---------------------------------------
                                     Title
                                          --------------------------------------

                                                                    "TRANSFEROR"

     THIS AFFIDAVIT must be retained until the end of the fifth (5th) taxable year following the taxable year in which the transfer referred to above takes place.

STATE OF CONNECTICUT       )
                           ) SS.
COUNTY OF HARTFORD         )

     The foregoing document was acknowledged before me this _____ day of __________, 2003, by ________________________________, the ________________ of
_______________________________________________________________________________,
on behalf of said __________________.

     IN WITNESS WHEREOF, I have set my hand and official seal the day and year first above written.


                                         ---------------------------------------
                                         Notary Public

My Commission expires:

----------------------

                                   EXHIBIT "H"

                       ASSIGNMENT AND ASSUMPTION OF LEASE

     DESCO ASSOCIATES, an Connecticut limited partnership ("ASSIGNOR"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has assigned and does by these presents assign, to________________ ____________________, a Delaware limited liability company ("ASSIGNEE"), all of Assignor's right, title and interest in and to that certain Lease Agreement dated ______________, as amended (the "LEASE"), between Assignor as landlord and SHAW'S SUPERMARKETS, INC. as tenant, regarding certain real property located at ______, (NEW BRITAIN/BRISTOL), Connecticut, and more particularly described on Exhibit "A" attached hereto (the "PROPERTY").

     Assignor and Assignee further agree as follows:

     1.   ACCEPTANCE OF ASSIGNMENT, RELATED MATTERS.

          (a) Assignee accepts the aforesaid assignment and Assignee assumes and agrees to be bound by and timely perform, observe, discharge, and otherwise comply with each and every one of the agreements, duties, obligations, covenants and undertakings upon the landlord's part to be kept and performed under and/or pursuant to the Lease first arising and accruing after the date of this Assignment and Assumption of Lease.

          (b) This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

          (c) Neither this Agreement nor any term, provision, or condition hereof may be changed, amended or modified, and no obligation, duty or liability of any party hereto may be released, discharged or waived, except in a writing signed by all parties hereto.

     2. INDEMNIFICATION. Assignee hereby indemnifies Assignor and agrees to hold Assignor harmless and defend Assignor for, from and against all liability, cost, damage or expense, including reasonable attorneys' fees and costs and expert witness fees and costs, suffered or incurred by Assignor as a result of any failure or alleged failure of Assignee to perform any covenants or obligations of the Lease first arising or accruing subsequent to the date hereof. Assignor hereby indemnifies Assignee and agrees to hold Assignee harmless and defend Assignee for, from and against all liability, cost, damage or expense, including reasonable attorneys' fees and costs and expert witness fees and costs, suffered or incurred by Assignee as a result of any failure or alleged failure of Assignor to perform any covenants or obligations arising or related to the Lease on or prior to the date hereof.

     3. COUNTERPART EXECUTION. This document may be executed in counterpart and all such counterparts shall constitute one and the same document.

     4. DISPUTE. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the sole prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorney's fees and costs.

                                   EXHIBIT "I"

                          ASSIGNMENT AND ASSUMPTION OF
                          INTANGIBLE PERSONAL PROPERTY

     This ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PERSONA? PROPERTY (the "ASSIGNMENT") is made and entered into this _____ day of ___________ 200__ by _______________, a Delaware limited liability company ("ASSIGNOR") and
_______________________, a ________________________ ("ASSIGNEE").

                                    RECITALS:

     A. Assignor and Assignee (as successor-in-interest to Inland Real Estate Acquisitions, Inc.) have entered into that certain Purchase and Sale Agreement dated as of _________, 2003 (the "PURCHASE AGREEMENT") relating to the sale of that certain tract of land together with the improvements thereon (the "PROPERTY") located a? ________________________________, and being legally described in EXHIBIT A, attache? hereto and made a part hereof.

     B. In connection with the conveyance of the Property to Assignee, Assignor and Assignee desire to execute and deliver this general Assignment assigning all of Assignor's right title and interest in and to the items identified below to Assignee.

          NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) an? other good and valuable consideration in hand paid by Assignee to Assignor, the receipt an? sufficiency of which are hereby acknowledged and agreed by Assignor, the parties hereby agree as follows:

     1. RECITALS; DEFINED TERMS. The foregoing recitals are acknowledged to be accura? and are incorporated herein by reference. Capitalized terms used in this Assignment and ?? defined herein but defined in the Purchase Agreement shall have the meanings given to su?? terms in the Purchase Agreement.

     2. ASSIGNMENT BY ASSIGNOR. Assignor hereby transfers and assigns to Assignee a? right, title and interest of Assignor in and to any and all of Assignor's right, title and interest and to all logos, designs, trade names, trademarks, service marks, copyrights and other intangible personal property relating to the Property (collectively, the "Assigned Property").

     3. INDEMNITY BY ASSIGNOR. Assignor does hereby agree to indemnify, hold harmle? and defend Assignee harmless from and against all claims, damages, losses, liabilities, costs a? expenses (including but not limited to reasonable attorneys' fees and expenses) arising out of a? failure by Assignor to perform or observe the obligations, covenants, terms and conditions of under the Assigned Property, to the extent arising on or prior to the date hereof.

     4. ASSUMPTION BY ASSIGNEE. Assignee hereby accepts the foregoing assignment a? assumes and agrees to perform all obligations of the owner under the Assigned Property arisi? after the date hereof.

     5. INDEMNITY BY ASSIGNEE. Assignee does hereby agree to indemnify, hold harmle? and defend Assignor from and against all claims, damages, losses, liabilities, costs and expenses (including but not limited to reasonable attorneys' fees and expenses) arising out of any fail? of Assignee to perform or observe, and Assignee's performance and observance of, t? obligations, duties, covenants, terms and conditions assumed by Assignee hereunder, to t? extent arising after the date hereof.

     6. COUNTERPARTS. This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart.

     7. DISPUTE. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the sole prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs.

     8. SUCCESSORS. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                            (SIGNATURE PAGE FOLLOWS)

          IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the day and year first above written.

                          ASSIGNOR:

                          ----------------------------------------
                               By:
                                  --------------------------------
                               Name:
                                    ------------------------------
                               Title:
                                     -----------------------------


                          ASSIGNEE:

                          ----------------------------------------
                               By:
                                  --------------------------------
                               Name:
                                    ------------------------------
                               Title:
                                     -----------------------------

                                   EXHIBIT "J"

                                    RENT ROLL

                                 [SEE ATTACHED]

                                DESCO ASSOCIATES
                                   PO BOX 215
                             BRISTOL, CT 06011-0215

PREPARED FOR INLAND GROUP

                              RENT ROLL AS OF               14-Nov-03     SQ.FT.

DESCO ASSOCIATES                      GROSS LEASABLE AREA                 54661
SHAW'S SUPERMARKET, OAKLAND COMMONS
BRISTOL, CT                           NET LEASABLE AREA                   54661

TENANT                       SQ FEET   ANNUAL RENT  COMMENCEMENT  TERMINATION    RENEWAL OPTIONS    LANDLORD EXP  TENANT EXP
----------------------------------------------------------------------------------------------------------------------------
SHAW'S SUPERMARKETS, INC
FIRST LEASE YEAR PLUS FIRST
FIVE YEAR TERM OF INITIAL
20 YEAR TERM                  54661   $  901,906.56   10/8/1995    2/28/2016   SIX FIVE YEAR TERMS       ROOF      ALL OTHER
SECOND FIVE YEAR TERM OF                                                                              STRUCTURAL
INITIAL 20 YEAR TERM          54661   $  929,237.00   3/1/2001     4/30/2016
THIRD FIVE YEAR TERM OF
INITIAL 20 YEAR TERM          54661   $  956,567.50   3/1/2006     4/30/2016
FOURTH FIVE YEAR TERM OF
INITIAL 20 YEAR TERM          54661   $  983,898.00   3/1/2011     4/30/2016


              I HEREBY CERTIFY THE ABOVE INFORMATION TO BE CORRECT

              SIGNED
                     -----------------------------
                      JOHN D SCARRITT, GENERAL PARTNER                11/14/2003
                      DESCO ASSOCIATES

PREPARED FOR INLAND GROUP
                                              RENT ROLL AS OF 11/14/2003  SQ.FT.

DESCO ASSOCIATES                              GROSS LEASABLE AREA         65658
SHAWS PLAZA
NEW BRITAIN, CT                               NET LEASABLE ARE            65658

TENANT                       SQ FEET    ANNUAL RENT   COMMENCEMENT  TERMINATION  OPTIONS     LANDLORD EXP  TENANT EXP
---------------------------------------------------------------------------------------------------------------------
SHAW'S SUPERMARKETS, INC
FIRST LEASE YEAR PLUS FIRST   65658   $  1,017,699.00   12/8/1995    4/30/2016   SIX FIVE        ROOF      ALL OTHER
FIVE YEAR TERM OF INITIAL                                                        YEAR TERMS   STRUCTURAL
20 YEAR TERM
SECOND FIVE YEAR TERM OF
INITIAL 20 YEAR TERM          65658   $  1,083,357.00   3/1/2001     4/30/2016
THIRD FIVE YEAR TERM OF
INITIAL 20 YEAR TERM          65658   $  1,149,015.00   3/1/2006     4/30/2016
FOURTH FIVE YEAR TERM OF
INITIAL 20 YEAR TERM          65658   $  1,181,844.00   3/1/2011     4/30/2016

              I HEREBY CERTIFY THE ABOVE INFORMATION TO BE CORRECT

              SIGNED John D. Scarritt
                     -------------------------------------
                     JOHN D. SCARRITT, GENERAL PARTNER          DATE: 11/14/2003
                     DESCO ASSOCIATES

                                   EXHIBIT "K"

                             DUE DILIGENCE CHECKLIST

DOCUMENTS TO BE PROVIDED BY SELLER

A.   LEASING/OPERATING INFORMATION
          -    Rent Roll
          - Current Year Operating Budget - Seller represents and warrants that there is no current year operating budget.
          -    YTD Operating Statements
          -    Prior years CAM and Tax reconciliations
          -    Copies of last year's tax bills
          -    Copies of last years insurance invoices
          -    All current Leases and Amendments
          -    Tenant correspondence during Prior Year
          -    Copy of any pending litigation
          -    Copy of Tenant sales reports received from Tenants

B.   TITLE, SURVEY, SITE CONDITIONS
          - To the extent in Seller's possession or readily available to Seller, Surveys, Site Plans and elevations
          -    Current Title Insurance Policy
          - Copies of recorded title exception documents, including any REA's or condominium documents
          - As-Built Plans for all improvements and as-built drawings of underground utilities (including sewer, gas, water, telephone and electrical service cables) located under the Property

C.   ENVIRONMENTAL
          -    Environmental hazardous materials reports
          -    Underground storage tank removal reports
          -    Asbestos Surveys

D. PERMITS AND APPROVALS - Seller represents and warrants that it does not possess any of the following:
          -    Certificates of Occupancy, including Tenant c/o's
          -    Variances, Special permits, site plan approvals
          -    Sewer connection permits
          -    Orders of condition/wetlands permits
          -    Building permits, approvals, etc.

                                   EXHIBIT "L"

                                PRICE ALLOCATION

New Britain Property (First Parcel) - $13,656,060.00

Bristol Property (Second Parcel) - $11,711,940.00

                                   EXHIBIT "M"

                        TENANT ALLOWANCE AND CONCESSIONS

                                      NONE

                                   EXHIBIT "N"

                          SUPPLEMENTAL ESCROW AGREEMENT

     This agreement (the "SUPPLEMENT") relates to a purchase money deposit (the "DEPOSIT") in the amount of $300,000.00 as set forth in an agreement entitled "Purchase and Sale Agreement", dated November __, 2003 (as may be amended from time to time, the "AGREEMENT") by and between DESCO ASSOCIATES ("SELLER") and INLAND REAL ESTATE ACQUISITIONS, INC. ("BUYER") pertaining to real property commonly known as 1045 West Main Street, New Britain, Connecticut and 325 Oakland Street, Bristol, Connecticut (collectively the "PROPERTY"), which sum has been deposited in Escrow Number ____________ (the "ESCROW") with Chicago Title Insurance Company ("CTIC") in accordance with the Agreement.

     We, the undersigned, do hereby jointly and severally agree that except as expressly provided herein, CTIC ("ESCROW AGENT") shall incur no liability in connection with its good faith performance under the Agreement, and do hereby jointly and severally release and waive any claims we may have against CTIC which may result from its performance in good faith of its function as Escrow Agent, including but not limited to a delay in the transfer of funds. CTIC shall be liable only for the loss or damage caused directly by its acts of gross negligence or willfull misconduct while performing as Escrow Agent under this Escrow Agreement.

     The Escrow Agent shall be entitled to rely upon the authenticity of any signature and upon the genuineness and validity of any writing (including writings received by facsimile or electronic mail) received by Escrow Agent relating to this Supplement. Escrow Agent may rely upon any oral identification of a party notifying Escrow Agent orally as to matters relating to the Agreement and/or this Supplement if such oral notification is permitted thereunder. Escrow Agent is not responsible for the nature, content, validity, or enforceability of any of the escrow documents not produced by Escrow Agent. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE AGREEMENT, CTIC, BUYER AND SELLER AGREE THAT ESCROW AGENT SHALL HAVE NO OBLIGATION TO AND SHALL NOT RELEASE ANY FUNDS IN THE ESCROW UNLESS AND UNTIL WRITTEN NOTICE HAS BEEN RECEIVED BY ESCROW AGENT AND EXECUTED BY BOTH BUYER AND SELLER, AUTHORIZING THE RELEASE OF THE FUNDS, PROVIDED, HOWEVER, THAT BUYER SHALL HAVE THE UNILATERAL RIGHT TO DIRECT ESCROW AGENT TO RETURN (AND ESCROW AGENT SHALL RETURN) THE DEPOSIT TO BUYER AT ANY TIME PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD (AS DEFINED IN THE AGREEMENT), SUBJECT, HOWEVER, TO THE CONDITION THAT, AT THE TIME BUYER DIRECTS DISBURSEMENT, BUYER NOTIFIES CTIC THAT BUYER HAS TERMINATED THE AGREEMENT. SAID NOTICE TO ESCROW AGENT SHALL SET FORTH THE AMOUNT TO BE RELEASED AND THE PARTY TO WHOM PAYMENT IS TO BE MADE.

     In the event of any disagreement between the parties hereto resulting in conflicting instructions to, or adverse claims or demands upon the Escrow Agent with respect to the release of the Deposit, other funds in Escrow or documents delivered into Escrow, the Escrow Agent may refuse to comply with any such instruction, claim or demand so long as such disagreement shall continue, and in so refusing the Escrow Agent shall not further release such funds or documents. The Escrow Agent shall not be, or become liable in any way for its failure or refusal to comply with any such conflicting instructions or adverse claims or demands, and it shall be entitled to continue to refrain from acting until such conflicting instructions or adverse claims or demands (a) shall have been reconciled by agreement and Escrow Agent shall have been notified in writing thereof by the Seller and Buyer; or (b) shall have finally been determined in a court of competent jurisdiction.

     The Escrow Agent may, at its sole discretion, resign by giving (30) days written notice hereof to the parties hereto. The parties shall furnish to the Escrow Agent written instructions for the release of such funds and documents in Escrow. If the Escrow Agent shall not have received such written instructions within the thirty (30) days, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent and upon such appointment deliver such funds and documents to such successor. Costs and fees incurred by the Escrow Agent may, at the option of the Escrow Agent, be deducted from any funds held pursuant hereto.

     None of the provisions of this Supplement shall prohibit Escrow Agent from bringing an interpleader action or from exercising any rights that might be afforded by statutory or common law to resolve any disagreements, uncertainties, conflicts, or disputes as to the administration by Escrow Agent of its duties and obligations hereunder.

     The parties hereto do hereby agree that they are aware that the Federal Deposit Insurance Corporation (FDIC) coverage applies only to a maximum amount of $100,000 for each individual depositor and that they are aware that CTIC assumes no responsibility for, nor will they hold CTIC liable for any loss occurring which arises from the fact that the amount held by the Escrow Agent in any account may cause the aggregate amount of any individual depositor's accounts to exceed $100,000 and that the excess amount is not insured by the FDIC.

Dated this 20th day of November, 2003.

(Seller)
DESCO ASSOCIATES, a Connecticut limited partnership

By: /s/ John D. Scarritt
   ----------------------------------------
Name:     John D. Scarritt, General Partner
Address:  c/o John D. Scarritt
          P.O. Box 215
          225 Grove Street
          Bristol, Connecticut 06011-0215
          Telephone: 860-582-0244
          Telecopier: 860-543-5422
          Email:desco@snet.net

(Buyer)
INLAND REAL ESTATE ACQUISITIONS, INC.


By: /s/ [ILLEGIBLE]
   ----------------------------------------
Name:  [ILLEGIBLE]
Address:    2901 Butterfield Road
            Oak Brook, Illinois 60523
            Telephone: 630-218-4948
            Telecopier: 630-218-4900
            Email: inlandgroup.com


(Escrow Agent)
CHICAGO TITLE INSURANCE COMPANY


By:
   ----------------------------------------
Name:
Address:    Division 2 Escrow, 3rd Floor
            171 North Clark Street
            Chicago, IL 60601
            Attention: Nancy Castro
            Telephone:   312-223-3909
            Telecopier:  312-223-2108
            Escrow No.: __________________ (the "ESCROW")

                                   EXHIBIT "O"

                         FORM OF GROUND LESSOR ESTOPPEL

TO: ________________________
    ________________________
    ________________________

RE:  [ADDRESS OF THE PROPERTY] (the "PROPERTY")

Ladies and Gentlemen:

     The following statements are made with the knowledge that Inland Real Estate Acquisitions, Inc., an Illinois corporation, and ____________________, L.L.C., a Delaware limited liability company, and their respective successors and assigns (individually and collectively, as applicable, "PURCHASER"), and their respective lenders and/or investors are relying on them in connection with the acquisition and financing of the Property by Purchaser and, in connection therewith, the assignment of the Lease (defined below) to Purchaser. Accordingly, Purchaser and its respective lenders, successors, assigns and successor owners of the Property may rely on such statements for that purpose.

     The undersigned ("GROUND LESSOR"), being the lessor under the Lease covering the Property, hereby certifies, represents, warrants, covenants and agrees as follows:

     1. Ground Lessor is the lessor under a lease with ____________________ ("LESSEE") dated ___________________ [INSERT THE TITLE AND DATE OF, AND DATE OF ALL AMENDMENTS, MODIFICATIONS AND ANY OTHER AGREEMENTS RELATING TO, THE GROUND
LEASE, I.E...., "AS AMENDED BY THAT CERTAIN FIRST AMENDMENT, DATED _________,"
....] (collectively, the "LEASE"). The Lease demises to Lessee the Property. The initial term of the Lease commenced on____________, 200_, and will expire on_____________, ______________, exclusive of unexercised renewal options and extension options contained in the Lease. There have been no other amendments, modifications, revisions or supplements to the Lease, and there are no other agreements of any kind between Ground Lessor and Lessee regarding the Property. Ground Lessor has not assigned or transferred its right, title and interest in, to and under the Lease or the Property.

     2. The Lease has been duly authorized and executed by Ground Lessor and is in good standing and in full force and effect. Attached is a true, correct and complete copy of the Lease.

     3. Ground Lessor hereby consents to the assignment of Lessee's interest in, to and under the Lease to Purchaser. Ground Lessor, for itself, its successors and assigns, hereby confirms that (a) it has no right to consent to or approve of, or to require any third party to consent to or approve of, the renovation, remodelling, rebuilding, maintenance and repair of any of the improvements and other structures located upon the Property, and (b) until the expiration or earlier termination of the Lease, Ground Lessor has no right, title or interest in or to any improvements or other structures located on the Property.

     4. Lessee is currently obligated to pay rent under the Lease in the annual amount of ___________ Dollars ($_______), payable in advance, in equal monthly installments of ___________________ Dollars ($_______). All rent has been paid under the Lease through __________, 200_. No rent under the Lease has been paid more than (1) month in advance, and no other sums have been deposited with Landlord other than ______________ Dollars ($_______) deposited as security under the Lease. Such security deposit is not subject to any set-off or reduction or any increase for interest or other credit due to Ground Lessor. Ground Lessor has no claims or defenses to the enforcement of the Lease by Lessee. Ground Lessor has not rebated, reduced or waived any amounts due from Lessee under the Lease.

     5. Neither Ground Lessor nor Lessee is in default under the Lease beyond any applicable cure period and no event has occurred which, with the giving of notice or passage of time, or both, could result in such default. As of the date of this estoppel certificate, there is no dispute between Ground Lessor and Lessee, and there is no litigation between Ground Lessor and Lessee with respect to the Lease or the Property. Ground Lessor has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, order or directives relating to use, operation or condition of the Property. The Property is assessed as a separate parcel for real estate tax purposes.

     6. All obligations and conditions under the Lease to be performed to date by Ground Lessor and Lessee (including, without limitation, Lessee's obligations under Sections 3 and 6 of the Lease) have been satisfied, free of defenses and set-offs, including all construction work at the Property.

     7. If so requested by Purchaser, Ground Lessor shall send to any lender of Purchaser copies of all notices sent by Ground Lessor under and pursuant to the Lease.

     8. Ground Lessor has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of Lessee's interest in the Lease. Ground Lessor has not (a) applied for the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of the Property, (b) admitted in writing its inability to pay its debts as they become due, (c) made a general assignment for the benefit of its creditors, (d) filed a voluntary petition or commenced a voluntary case or proceeding under the Federal Bankruptcy Code, (e) been adjudicated a bankrupt or insolvent, (f) filed a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) received any notice of any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code, or (h) taken any corporate, partnership, limited liability company or other action for the purpose of effecting any of the foregoing.

EXECUTED as of the ______ day of ___________, 2003.

GROUND LESSOR:


________________________
________________________
________________________
________________________

                                   EXHIBIT "P"

                                    LICENSES

1. Storm Water Drainage Permit (No. GSC00019) dated 12/23/02, issued by The Connecticut Department of Environmental Protection relating to the Bristol Real Property.

2. Storm Water Drainage Permit (No. GSC00020) dated 12/23/02, issued by The Connecticut Department of Environmental Protection relating to the New Britain Real Property.

3. Access Permit (No. 1213), issued by the State of Connecticut Department of Transportation relating to the Bristol Real Property, and recorded in Volume 1126, Page 137.

4. Access Permit (No. 1271) dated 5/16/95, issued by the State of Connecticut Department of Transportation relating to the New Britain Real Property, and recorded in Volume 1199, Page 847.

                                   EXHIBIT "Q"

                       CONFIGURATION OF SUBDIVIDED PARCELS

The final configuration of the subdivided parcels currently is being completed. During the Inspection Period, Seller and Buyer shall finalize the plat of subdivision separating the Continental Property from the Bristol Real Property. Such plat shall be subject to the review and approval of Buyer and Seller (not to be unreasonably withheld or delayed). Neither Seller nor Buyer will submit, record or file any plat of subdivision or similar document unless and until the other party shall have approved the same. Upon completion of the plat of subdivision, Seller and Buyer shall amend this Agreement to attach such plat as this Exhibit Q.

                                   EXHIBIT "R"

                        FORM OF FIRST AMENDMENT TO LEASE,
                       AND AGREEMENTAND MEMORANDUM THERETO

                                 [SEE ATTACHED]

                     FIRST AMENDMENT TO LEASE AND AGREEMENT

     THIS FIRST AMENDMENT TO LEASE AND AGREEMENT (this "FIRST AMENDMENT") is made and entered into as of this ___ day of November 2003, by and among THE ESTATE OF STEPHEN HUTT, as successor-in-interest to Stephen Hutt ("LANDLORD"), and DESCO ASSOCIATES, a Connecticut limited partnership, and JOHN D. SCARRITT, an individual (collectively, "TENANT").

                                    RECITALS:

     A. Stephen Hutt and Tenant previously have executed and entered into that certain Lease and Agreement dated as of August 15, 1994 (the "LEASE"), pursuant to which the Tenant leases from Landlord the Leased Premises (as defined in the Lease).

     B. Landlord is the successor-in-interest to the landlord's right, title and interest inand to the Lease.

     C. Landlord and Tenant desire to amend the Lease to (a) grant to Tenant the right to encumber its right, title and interest in, to and under the Lease with a leasehold mortgage, (b) provide for Landlord's execution and delivery, from time to time, of certain estoppel certificates and agreements, and (c) amend certain other terms, provisions and conditions of the Lease, all as hereinafter more particularly set forth.

                                   AGREEMENT:

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree and amend the Lease in the following respects only:

     1. INTEGRATION OF THIS FIRST AMENDMENT; DEFINED TERMS. This First Amendment and the Lease shall, for all purposes, be deemed to be one (1) instrument. In the event there arises a conflict or inconsistency between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall, in all incidents, control, govern and prevail. Capitalized terms used in this First Amendment and not defined herein, but defined in the Lease, shall have the same meaning as given in the Lease. The Lease and this First Amendment collectively shall sometimes be referred to herein as the "AMENDED LEASE".

     2. LANDLORD UNDER THE LEASE. Landlord represents and warrants that, as successor to Stephen Hutt, it holds, owns and controls all of the landlord's right, title and interest in, to and under the Lease, and that the Lease and this First Amendment is binding upon and enforceable against Landlord.

     3. LEASEHOLD MORTGAGE PROVISIONS. The following provisions are hereby inserted as Section 6.01 of the Lease:

          "6.01 LEASEHOLD MORTGAGES. Notwithstanding anything to the contrary contained in this Lease, Tenant, or any sublessee, shall have the right to assign, pledge and/or transfer its right, title and interest in and to, and to grant security interests in, its leasehold or subleasehold estate as security and collateral for a loan made to Tenant or such subleasee. Tenant or any sublessee is hereby given the right by Landlord, in addition to any other rights herein granted, without Landlord's prior written consent, to (i) mortgage, encumber, pledge, assign, or grant a security interest in the Leasehold Estate (hereinafter defined) or any part or parts thereof, and (ii) assign this Lease, or any part or parts thereof, as collateral security for a Leasehold Mortgage(s) (hereinafter defined), upon the following terms, provisions and conditions:

          (i)     DEFINITIONS.

                  a. The term "Leasehold Estate" as used in this Section 6.02 shall mean Tenant's leasehold estate created by this Lease.

                  b.   The term "Leasehold Mortgage" as used in this Section
          6.02 shall include a mortgage, deed of trust, deed to secure debt, or other security instrument by which the Leasehold Estate is mortgaged, conveyed, assigned or otherwise transferred to secure indebtedness for borrowed money. The term "Leasehold Mortgage", whenever used herein, shall further include whatever security instruments are or may hereafter be used in the locale of the Leased Premises, such as, without limitation, deeds of trust, security deeds and conditional deeds, as well as financing statements, security agreements and other documentation required pursuant to the Uniform Commercial Code or other applicable law. The term "Leasehold Mortgage" whenever used herein shall also include any instruments required in connection with a sale-leaseback transaction with a Leasehold Mortgage. Notwithstanding the foregoing, there shall be no more than two (2) Leasehold Mortgages at any time.

                  c. The term "Leasehold Mortgagee" as used in this Lease shall mean a holder or beneficiary of a Leasehold Mortgage.

          (ii) Tenant shall notify Landlord of the identity and notice address for any Leasehold Mortgagee promptly after the closing of any loan secured by Tenant's Leasehold Estate. No surrender, termination, amendment or modification of this Lease by Tenant shall be effective as to any Leasehold Mortgagee unless consented to in writing by such Leasehold Mortgagee of which Landlord has been notified in writing. This provision shall not apply with respect to Tenant's surrender of this Lease, or the termination of this Lease, upon the expiration of the term set forth in
     Section 1.03 hereof.

          (iii) Upon providing Tenant any notice of: (1) default under this Lease, (2) a termination of this Lease, or (3) any matter on which Landlord may predicate or claim a default, Landlord shall at the same time provide a copy of such notice to every Leasehold Mortgagee. A Leasehold Mortgagee shall have the right, but not the obligation, after its receipt of such notice, to cure any such default and such Leasehold Mortgagee shall be afforded (a) sixty (60) days to cure any such default or (b) if any such default is not curable within sixty (60) days, such longer period as may be required to complete such cure, including, without limitation, such time as may be required by such Leasehold Mortgagee to gain possession of Tenant's interest under this Lease, provided that such Leasehold Mortgagee notifies Landlord of its intention to cure such default and such Leasehold Mortgagee promptly commences and diligently pursues such cure to completion. Landlord shall accept such performance by or at the instigation of such Leasehold Mortgagee to take any such action at such Leasehold Mortgagee's option and does hereby authorize entry upon the Leased Premises by the Leasehold Mortgagee for such purpose, subject, however, to the terms and provisions of this Lease.

          (iv) If a Leasehold Mortgagee remedies, or causes to be remedied, the default or act or omissions specified in a default notice, then this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease. If such default, act or omission is not remedied prior to the expiration of any applicable cure period set forth in this Lease, then Landlord shall have all rights and remedies available to it under this Lease, at law and in equity.

          (v) For the purposes of this Lease, the making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease or of the Leasehold Estate hereby created, nor shall any Leasehold Mortgagee, as such, be deemed to be an assignee or transferee of this Lease or of the Leasehold Estate hereby created so as to require such Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of the Tenant to be performed hereunder, but the purchaser at any sale of this Lease and of the Leasehold Mortgage, or the assignee or transferee of this Lease and of the Leasehold Estate hereby created in any proceedings for the Leasehold Mortgage shall be deemed to be an assignee or transferee of this Lease, and such party shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of the Tenant to be performed hereunder from and after the date of such purchase and assignment, but only for so long as such purchaser or assignee is the owner of the Leasehold Estate.

          (vi) Any Leasehold Mortgagee or other acquirer of the Leasehold Estate of Tenant pursuant to foreclosure, assignment in lieu of foreclosure or other proceedings may, upon acquiring Tenant's Leasehold Estate, sell and assign the Leasehold Estate on such terms and to such persons and organizations as are acceptable to such Leasehold Mortgagee or acquirer and thereafter be relieved of all obligations under this Lease.

          (vii) In the event of the termination of this Lease as a result of Tenant's default or the rejection hereof by a trustee in bankruptcy for or by Tenant pursuant to any state or federal bankruptcy or similar law or code, Landlord shall, in addition to providing the notices of default and termination as required by subsection (ii) above of this Section 6.02, provide each Leasehold Mortgagee with written notice that the Lease has been terminated (the "Notice of Termination"), together with a statement of all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, then known to Landlord. Landlord agrees to enter into a new lease ("New Lease") of the Leased Premises with such Leasehold Mortgagee or its designee for the remainder of the term of this Lease, effective as of the date of termination, at the rent and additional rent, and upon the terms, covenants and conditions (including all options to renew but excluding requirements which are not applicable or which have already been fulfilled) of this Lease, provided that the following requirements are satisfied:

                  a. Such Leasehold Mortgagee shall make written request upon Landlord for such New Lease within sixty (60) days after the date such Leasehold Mortgagee receives the Notice of Termination of this Lease; and Leasehold Mortgagee's failure to so notify Landlord shall be deemed Leasehold Mortgagee's waiver of its rights under this subsection (vii).

                  b. Such Leasehold Mortgagee or its designee shall pay or cause to be paid to Landlord at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such termination and, in addition thereto, all reasonable expenses, including reasonable attorney's fees, which Landlord shall have incurred by reason of such termination and the execution and delivery of the New Lease and which have not otherwise been received by Landlord from Tenant or other party in interest under Tenant. Upon the execution of such New Lease, Landlord shall allow to the tenant named therein as an offset against the sums otherwise due under this subsection (vii) or under the New Lease, an amount equal to the net income, if any, derived by Landlord from the Leased Premises during the period from the date of termination of this Lease to the date of the beginning of the term of such New Lease. In the event of a controversy as to the amount to be paid to Landlord pursuant to this subsection (vii), the payment obligation shall be satisfied if Landlord shall be paid the amount not in controversy, and the Leasehold Mortgagee or its designee shall agree to pay any additional sum ultimately determined to be due.

                  c. Such Leasehold Mortgagee or its designee shall agree to attempt to remedy any of Tenant's defaults of which said Leasehold Mortgagee was notified.

                  d. Landlord shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from the holder of any mortgage, deed of trust or other security instrument encumbering fee title to the Leased Premises.

          (viii) A standard clause naming Leasehold Mortgagee may be added to any and all insurance policies required to be carried by Tenant under this Lease.

          (ix) So long as any Leasehold Mortgage is in existence, unless all Leasehold Mortgagees shall otherwise expressly consent in writing, fee title to the Leased Premises and the Leasehold Estate of Tenant therein created by this Lease shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said Leasehold Estate by Landlord or by Tenant or by a third party, by purchase or otherwise.

          (x) Notices from Landlord to the Leasehold Mortgagee shall be mailed to the address furnished Landlord pursuant to subsection (ii) of this Section 6.02, and those from the Leasehold Mortgagee to Landlord shall be mailed to the address designated in Section 13.06 below. Such notices, demands and requests shall be given by the means set forth in, and shall be deemed delivered at the times provided in, Section 13.06 below. No notice of default, alleged default or potential default delivered by Landlord to Tenant shall be effective unless and until a copy thereof shall be delivered to all Leasehold Mortgagees of which Landlord has been notified.

          (xi) No payment made to Landlord by a Leasehold Mortgagee shall constitute agreement that such payment was, in fact, due under the terms of this Lease; and a Leasehold Mortgagee having made any payment to Landlord pursuant to Landlord's wrongful, improper or mistaken notice or demand shall be entitled to the return of any such payment or portion thereof provided he shall have made demand therefor not later than six (6) months after the date of its payment.

          (xii) Landlord covenants and agrees that Tenant alone shall be entitled to all proceeds of, from and under any Leasehold Mortgage at any time and from time to time effected pursuant to this Lease, and Landlord shall not be entitled to, and shall not receive or have an interest in, such proceeds or any part thereof, and hereby directs lender under such Leasehold Mortgage to pay the aforesaid proceeds directly to Tenant and hereby covenants to execute any further documents which may be required by the aforesaid Leasehold Mortgagee for such purpose. If, nevertheless, the aforesaid Leasehold Mortgagee shall refuse to pay the proceeds of such Leasehold Mortgage to a party other than Landlord, or Landlord and Tenant jointly, then Landlord agrees to hold all checks (or other orders for the payment of money) or cash proceeds received by it from the said Leasehold Mortgagee, in trust, and to forthwith endorse (if necessary, but without recourse or warranty) and turn same over to Tenant."

     4. CERTIFICATIONS AND ESTOPPEL CERTIFICATES AND AGREEMENTS. The following is hereby inserted as Section 16.06 of the Lease:

          "16.06 ESTOPPEL CERTIFICATES. Landlord shall, from time to time, within fifteen (15) days after written request from Tenant, execute and deliver to Tenant or any proposed assignee, grantee, mortgagee, trustee or lender of Tenant, as applicable, the Form of Ground Lessor Estoppel Certificate attached hereto as Exhibit B and made a part hereof. Additionally, Landlord shall, within fifteen (15) days after written request from Tenant, execute and deliver to Tenant and any proposed mortgagee, trustee or lender of Tenant, as applicable, the Form of Ground Lessor Estoppel and Agreement attached hereto as Exhibit C and made a part hereof."

     5. CONDITIONAL ASSIGNMENT OF RENTALS. Landlord hereby confirms, acknowledges and agrees that the conditional assignment of rents, income and profits contained in Section 15.01 of the Lease (a) relates only to rents, income and/or profits received by Tenant exclusively in connection with the operation and rental of the Leased Premises (and not of any other portion of the shopping center of which the Leased Premises may be a part, including, without limitation, the portion of the shopping center currently leased by Shaw's Supermarkets, Inc.), and (b) does not constitute an assignment or pledge of any rents, income or profits relating to Tenant's ownership, operation, management, leasing or rental of any property other than the Leased Premises.

     6. BROKERS. Landlord and Tenant each represent and warrant to the other that they have not dealt with any brokers in connection with this First Amendment. Landlord and Tenant each agree to defend, indemnify and hold the other harmless from and against any and all claims by any broker or for fees, commissions or other compensation to the extent such broker alleges to have been retained by the indemnifying party in connection with the negotiation, execution and delivery of this First Amendment. The provisions of this Section 6 shall survive the expiration or other termination of the Amended Lease.

     7. SEVERABILITY. If any provision of this First Amendment or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions of this First Amendment shall remain in full force and effect and this First Amendment shall be interpreted as if such illegal, invalid or unenforceable provision did not exist.

     8. FULL FORCE AND EFFECT; BINDING EFFECT. Except to the extent expressly stated or modified in this First Amendment, all other terms, provisions, covenants and conditions of the Lease shall remain and continue in full force and effect as originally written and shall apply to this First Amendment as if set forth in their entirety herein. Each provision of the Amended Lease, including this First Amendment, shall extend to and shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns.

     9.   TIME OF ESSENCE. Time is of the essence of this First Amendment.

     10. ENTIRE AGREEMENT. This First Amendment and the Lease contain the entire agreement between Landlord and Tenant with respect to Tenant's leasing of the Leased Premises.

     11. COUNTERPARTS. This First Amendment may be executed in separate counterparts, each of which shall constitute an original copy hereof, but all of which shall constitute but one and the same agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered as of the date and year first above written.

                             LANDLORD:

                             THE ESTATE OF STEPHEN HUTT, successor-in-interest to Stephen Hutt

------------------
Witness
                             By:
                                ------------------------------------------------
------------------                 Earl Temchim
Witness                            Executor


                             TENANT:

                             DESCO ASSOCIATES, a Connecticut limited partnership

------------------
Witness
                             By:
                                ------------------------------------------------
------------------                 John D. Scarritt
Witness                            General Partner



------------------           ---------------------------------------------------
Witness                      JOHN D. SCARRITT, an individual


------------------
Witness

STATE OF _______      )
                      )SS
COUNTY OF_______      )

     The undersigned, a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that Earl Temchim, the Executor of The Estate of Stephen Hutt (the "Estate"), to me personally well known and known to be the person who signed the foregoing instrument, and who, being duly sworn, stated and acknowledged that he is the Executor of The Estate, and that he signed and delivered the same on behalf of the Estate, with authority, as his and its free and voluntary act and deed, and as the free and voluntary act of the Estate, for the uses and purposes therein mentioned and set forth.

     GIVEN under my hand and notarial seal this _____ day of __________, 2003.



                                        -----------------------------------
                                        Notary Public

My Commission Expires:

STATE OF _______      )
                      )SS
COUNTY OF_______      )


     The undersigned, a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that John D. Scarritt, the sole General Partner of Desco Associates, a Connecticut limited partnership (the "Company"), to me personally well known and known to be the person who signed the foregoing instrument, and who, being duly sworn, stated and acknowledged that he is the sole General Partner of the Company, and that he signed and delivered the same on behalf of the Company, with authority, as his and its free and voluntary act and deed, and as the free and voluntary act of the Company, for the uses and purposes therein mentioned and set forth.

     GIVEN under my hand and notarial seal this _____ day of __________, 2003.


                                        -----------------------------------
                                        Notary Public

My Commission Expires:

STATE OF _______            )
                            )SS
COUNTY OF_____              )


     The undersigned, a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that John D. Scarritt, an individual, to me personally well known and known to be the person who signed the foregoing instrument, and who, being duly sworn, stated and acknowledged that he signed and delivered the same on his own behalf and as his and its free and voluntary act and deed, for the uses and purposes therein mentioned and set forth.

     GIVEN under my hand and notarial seal this _____ day of __________, 2003.


                                        -----------------------------------
                                        Notary Public

My Commission Expires:

                               EXHIBIT B TO LEASE

                   FORM OF GROUND LESSOR ESTOPPEL CERTIFICATE

TO:
     ________________________

     ________________________

     ________________________

RE: 30 foot right of way, Farmington Avenue & Lewis Street originally granted in a deed from DESCO Associates to Irwin Hutt dated October 5, 1972 and recorded in Volume 605 at Page 767 of the Bristol Land Records (the "Property")


Ladies and Gentlemen:

     The following statements are made with the knowledge that ________________, and their respective successors and assigns (individually and collectively, as applicable, "Purchaser"), and their respective lenders and/or investors are relying on them in connection with the acquisition and financing of the Property by Purchaser and, in connection therewith, the assignment of the Lease (defined below) to Purchaser. Accordingly, Purchaser and its respective lenders, successors, assigns and successor owners of the Property may rely on such statements for that purpose.

     The undersigned ("Ground Lessor"), being the legal successor in interest to the original lessor under the Lease covering the Property, hereby certifies, represents, warrants, covenants and agrees as follows:

     1. Ground Lessor is the lessor under a lease with _____________("Lessee") dated August 15, 1994 (the "Lease"). The Lease demises to Lessee the exclusive use of the Property. The initial term of the Lease commenced on or about January 1, 1995, and will expire on December 31, 2093. There have been no amendments, modifications, revisions or supplements to the Lease, and there are no other agreements of any kind between Ground Lessor and Lessee regarding the Property. Ground Lessor has not assigned or transferred its right, title and interest in, to and under the Lease or the Property.

     2. The Lease has been duly authorized and executed by Ground Lessor's predecessor-in-interest, is binding upon and enforceable against Ground Lessor, and is in good standing and in full force and effect. Attached is a true, correct and complete copy of the Lease.

     3. Ground Lessor hereby consents to the assignment of Lessee's interest in, to and under the Lease to Purchaser. Ground Lessor, for itself, its successors and assigns, hereby confirms that (a) it has no right to consent to or approve of, or to require any third party to consent to or approve of, the renovation, remodelling, rebuilding, maintenance and repair of any of the improvements and other structures located upon the Property, and (b) until the expiration or earlier termination of the Lease, Ground Lessor has no right, title or interest in or to any improvements or other structures located on the Property.

     4. Lessee is currently obligated to pay rent under the Lease in the annual amount of _____________ Dollars ($_______), payable, in advance, on the first day of March of each calendar year. All rent has been paid under the Lease through ______________. No rent under the Lease has been paid more than (1) year in advance, and no other sums have been deposited with Landlord as security under the Lease. Notwithstanding the foregoing, the Lease provides for the assignment of a whole life insurance policy on the life of John D. Scarritt, with a death benefit of $250,000.00, which policy was heretofore delivered from Lessee to Ground Lessor and the income or dividends of the policy will serve to pay directly, all or as the case may be, a portion of the rental due from the twenty-first year through the ninety-ninth year of the Lease, all as provided in the Lease. Ground Lessor has no claims or defenses to the enforcement of the Lease by Lessee. Ground Lessor has not rebated, reduced or waived any amounts due from Lessee under the Lease. Ground Lessor confirms that Ground Lessor, and not Lessee, is responsible for the payment of any and all general and/or special real estate, ad valorem and other taxes and assessments attributable to or levied or assessed against the Property.

     5. Neither Ground Lessor nor Lessee is in default under the Lease beyond any applicable cure period and no event has occurred which, with the giving of notice or passage of time, or both, could result in such default. As of the date of this estoppel certificate, there is no dispute between Ground Lessor and Lessee, and there is no litigation between Ground Lessor and Lessee with respect to the Lease or the Property. Ground Lessor has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, order or directives relating to use, operation or condition of the Property. The Property is assessed as a separate parcel for real estate tax purposes.

     6. All obligations and conditions under the Lease to be performed to date by Ground Lessor and Lessee have been satisfied, free of defenses and set-offs, including all construction work at the Property.

     7. If so requested by Purchaser, Ground Lessor shall send to any lender of Purchaser copies of all notices sent by Ground Lessor under and pursuant to the Lease.

     8. Ground Lessor has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of Lessee's interest in the Lease. Ground Lessor has not (a) applied for the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of the Property, (b) admitted in writing its inability to pay its debts as they become due, (c) made a general assignment for the benefit of its creditors, (d) filed a voluntary petition or commenced a voluntary case or proceeding under the Federal Bankruptcy Code, (e) been adjudicated a bankrupt or insolvent, (f) filed a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) received any notice of any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code, or (h) taken any corporate, partnership, limited liability company or other action for the purpose of effecting any of the foregoing.

EXECUTED as of the _____ day of __________________, 20__.

GROUND LESSOR:


____________________________________

____________________________________

____________________________________


By:
   ---------------------------------
       Name:
            ------------------------
       Its:
           -------------------------

                               EXHIBIT C TO LEASE

                  FORM OF GROUND LESSOR ESTOPPEL AND AGREEMENT

     WHEREAS, ________________ (hereinafter "Landlord"), or its predecessor in interest, has heretofore leased certain lands described on Exhibit A attached hereto (hereinafter the "Premises") to _____________, as assigned by assignment dated ____________ to ____________________ (hereinafter "Tenant"), or its predecessor in interest, pursuant to an agreement of lease, as more particularly described on Exhibit B, (as same may have been amended, modified, substituted or extended, hereinafter the "Lease");

     WHEREAS, Tenant seeks to obtain from ___________________, having an office at _____________________ (hereinafter "Lender") a loan in the approximate amount of $ _____________ (hereinafter the "Loan") secured by a first leasehold mortgage upon Tenant's interest as tenant under the Lease in the Premises (the "Leasehold Mortgage");

     WHEREAS, the Lease provides that the Landlord will, from time to time at the request of the Tenant, consent to leasehold mortgages and issue estoppel certificates and modifications to the Lease subject to certain conditions; and

     WHEREAS, Lender is unwilling to make the Loan unless Landlord reaffirms to Lender that the provisions of the Lease respecting leasehold mortgages are restated and confirmed for Lender's benefit and certain modifications are made with Lender with respect to Lender's rights as the holder of the Leasehold Mortgage.

     NOW THEREFORE, in consideration of ten dollars ($10.00) and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord hereby certifies to and agrees with Lender as follows:

     1. Landlord hereby consents to the granting by Tenant of a mortgage on Tenant's interest pursuant to the Lease to Lender. Notwithstanding anything in the Lease to the contrary, Landlord hereby agrees that any involuntary transfer of Tenant's interest in the Lease to Lender, its successors or assigns shall not constitute an event that terminates the Lease or entitles Landlord to terminate the Lease.

     2. All of the leasehold mortgagee protection provisions contained in the Lease that inure to the benefit of leasehold mortgagees or their successors and assigns are hereby incorporated into this agreement by reference and restated and confirmed by Landlord for the benefit of Lender, its successors and assigns.

     3. Landlord hereby agrees that the Lease shall not be modified, terminated, amended, altered or cancelled, nor shall a surrender of the Premises be accepted by Landlord, without the prior written consent of Lender, and that any such action taken without Lender's consent shall not be binding on Tenant or Lender.

     4. Landlord hereby covenants and agrees that, in the event that (i) the Lease is terminated for any reason including, without limitation, as a result of a rejection of the Lease in a bankruptcy proceeding, upon Lender's request, or
(ii) Lender affects a foreclosure of Tenant's interest in the lease, or accepts a deed in lieu of such foreclosure, Landlord shall enter into a new ground lease with Lender and such new ground lease shall be upon the same terms and conditions of the unexpired term of the Lease immediately prior to such termination.

     5. Landlord hereby confirms with respect to the new ground lease referred to in paragraph 4 above that, should Lender become the tenant under a new lease:

          (a) title to all improvements now owned by Tenant, situate on the Premises shall automatically vest in Lender; and

          (b) Landlord shall promptly assign to Lender all space leases and subleases under which the tenants have attorned, with consent of Lender, to Landlord.

     6. Notwithstanding anything to the contrary in the Lease, in connection with any new lease entered into with Lender pursuant to paragraph 4 above, (i) Landlord shall guarantee possession of the Premises to Lender or its successors and assigns provided that any such party shall comply with the terms and provisions of the Lease, and (ii) Landlord shall not disturb the possession of any subtenants.

     7. Landlord hereby covenants and agrees that the Leasehold Mortgage shall not be subject or subordinate to any mortgage encumbering the fee estate of the Premises.

     8. Landlord hereby covenants and agrees that Landlord shall deliver to Lender written notice of any default by Tenant under the Lease simultaneously with sending such notice to Tenant and that no notice of default given to Tenant, and no exercise of any remedy by Landlord as a result of any such default, shall be effective unless such notice shall have been delivered to Lender. Landlord hereby further covenants and agrees that Lender shall have the right, but not the obligation, to cure any default by Tenant under the Lease and Lender shall be afforded (a) 60 days to cure any such default or (b) in the event that any such default cannot, with reasonable diligence, be cured within 60 days, such longer period as may be required to complete such cure including, without limitation, such time as may be required for Lender to gain possession of Tenant's interest under the Lease, provided that Lender notifies Landlord of its intention to cure such default and Lender promptly commences and diligently pursues such cure to completion.

     9. Landlord hereby agrees that Tenant shall have the right to assign or sublet Tenant's interest under the Lease to Lender, its successor or assign without the consent of Landlord.

     10. Landlord hereby covenants and agrees (i) that Lender shall be entitled to participate in any settlement regarding insurance or condemnation proceeds or awards, to collect and hold any such proceeds or awards and to determine and direct whether any such proceeds or awards are made available for the restoration of the Premises or are applied to the repayment of the Loan, and
(ii) following a casualty or condemnation, the Lease may not be cancelled, terminated or modified without Lender's consent (except for an abatement of ground rent pursuant to the Lease).

     11. Landlord hereby agrees that Lender shall have the right to exercise any option to renew the term of the Lease if the Tenant shall fail to exercise any such option.

     12. Landlord hereby covenants and agrees that Lender shall be entitled to participate in any arbitration proceeding pursuant to the Lease.

     13.  Landlord hereby certifies as follows:

          (a) Landlord is the owner of the fee simple estate in the Premises and is the landlord under the Lease.

          (b) Tenant is the owner of the leasehold estate in the Premises and is the tenant under the Lease.

          (c) The Lease is in full force and effect and in accordance with its terms and has not been further assigned, supplemented, modified or otherwise amended except as set forth in Exhibit B attached hereto.

          (d) To the best of Landlord's knowledge, no default has occurred on Tenant's part under the Lease or under any other agreement described in Exhibit B attached hereto nor is there any existing condition that could give rise to such a default after notice and/or failure to cure.

          (e) To the best of Landlord's knowledge, Tenant has no offsets, counterclaims, defenses, deductions or credits whatsoever with respect to the Lease, or any amounts owing under any other agreement described in Exhibit B attached hereto, except as set forth in Exhibit B attached hereto.

          (f) None of the matters set forth in Exhibit B attached hereto are untrue or incorrect and, without limitation on the foregoing, there are, with respect to the Lease, no options to renew or extend, and no security deposits or prepaid rent or liens, except as set forth therein.

          (g) Except as set forth in Exhibit B attached hereto, there do not exist any other agreements (including Subordination, Non-Disturbance and Attornment Agreements) concerning the Premises, whether oral or written between Landlord and Tenant (or their respective predecessors or successors) under the Lease.

          (h) As of date hereof, no basic rent or additional rent is due from Tenant under the Lease, except as set forth in Exhibit B attached hereto. The basic rent currently payable by Tenant under the Lease is $_______ per annum. Basic rent due under the Lease has been paid through ______________.

          (i) The term commencement date of the Lease was _________________, and the term of the Lease shall expire on __________________ (if not extended).

          (j) Landlord has not assigned, conveyed, transferred, sold, encumbered or mortgaged its interest in the Lease or the Premises and there are currently no mortgages, deeds of trust or other security interests encumbering Landlord's fee interest in the Premises and no third party has an option or preferential right to purchase all or any part of the Premises.

          (k) Landlord has not received written notice of any pending eminent domain proceedings or other governmental actions or any judicial actions of any kind against the Landlord's interest in the Premises.

          (l) Landlord has not received written notice that it is in violation of any governmental law or regulation applicable to its interest in the Premises and its operation thereon, including, without limitation, any environmental laws or the Americans with Disabilities Act, and has no reason to believe that there are grounds for any claim or such violation.

     This Estoppel and Agreement and the representations and agreements made herein are given with the understanding that this Estoppel and Agreement constitutes a material inducement for Lender in making that Loan to Tenant and that Lender shall rely hereon in making the Loan to Tenant. This Estoppel and Agreement and the representations and agreements made herein shall inure to the benefit of Lender, its successors and assigns and shall be binding on Landlord, its heirs, legal representatives, successors and assigns. In the event of a conflict between the terms and provisions of this Estoppel and Agreement and the terms and provisions of the Lease, the terms and provisions of this Estoppel and Agreement shall control. To the extent that this Estoppel and Agreement modifies the terms and provisions of the Lease, such modification shall be deemed to be an amendment of the Lease and the parties hereto shall be estopped from denying the effectiveness of the modifications effected hereby.

     This Estoppel and Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Estoppel and Agreement may be detached from any counterpart of this Estoppel and Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Estoppel and Agreement identical in form hereto but having attached to it one or more additional signature pages.

     Executed this _____ day of ___________, 20__.


                                            LANDLORD:


                                            ----------------------------------
                                            By:
                                                ------------------------------

                                            TENANT:


                                            ----------------------------------
                                            By:
                                                ------------------------------

                           EXHIBIT A TO FORM OF GROUND
                          LESSOR ESTOPPEL AND AGREEMENT

                           EXHIBIT B TO FORM OF GROUND
                          LESSOR ESTOPPEL AND AGREEMENT

THIS DOCUMENTS WAS
PREPARED BY AND WHEN
RECORDED RETURNED TO:

Michael J. Moran, Esq.
The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523


              MEMORANDUM OF FIRST AMENDMENT TO LEASE AND AGREEMENT

     THIS MEMORANDUM FIRST AMENDMENT TO LEASE AND AGREEMENT (this "MEMORANDUM") is made and entered into as of this _____ day of November, 2003, by and among THE ESTATE OF STEPHEN HUTT, as successor-in-interest to Stephen Hutt ("LANDLORD"), and DESCO ASSOCIATES, a Connecticut limited partnership ("DESCO"), and JOHN D. SCARRITT, an individual (collectively with DESCO, "TENANT").

                                 R E C I T A L S

     A. Landlord owns fee title to that certain property legally described on Exhibit A attached hereto and made a part hereof (the "Landlord Parcel").

     B. DESCO owns fee title to that certain property legally described in Exhibit B attached hereto and made a part hereof.

     C. Stephen Hutt and Tenant previously have executed and entered into that certain Lease and Agreement dated as of August 15, 1994 (the "LEASE"), pursuant to which the Tenant leases from Landlord the Leased Premises (as defined in the Lease).

     D.   The Leased Premises comprise a part of the Landlord Parcel.

     E. Landlord is the successor-in-interest to the landlord's right, title and interest in and to the Lease.

     F. Landlord and Tenant amended the Lease pursuant to that certain First Amendment to Lease and Agreement (the "AMENDMENT") dated as of November _____, 2003.

     G. Landlord and Tenant have entered into this Memorandum for recording purposes.

     NOW THEREFORE, for and in consideration of the premises and the mutual promises hereinafter set forth and set forth in the Amendment, Landlord and Tenant do hereby covenant, promise and agree as follows:

     1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Lease and the Amendment.

     2. NOTICE OF AMENDMENT. Landlord and Tenant have executed and entered into the Amendment. Reference is hereby made to the Amendment for all terms and provisions thereof.

     3. SEVERABILITY. If any provision of this Memorandum or the application thereof to any person or circumstance is or shall be deemed illegal, invalid or unenforceable, the remaining provisions of this Memorandum shall remain in full force and effect and this Memorandum shall be interpreted as if such illegal, invalid or unenforceable provision did not exist.

     4. FULL FORCE AND EFFECT; BINDING EFFECT. Nothing contained in this Memorandum is intended to or shall amend or modify any of the terms or provisions of the Amendment. In the event of a conflict between the terms and provisions of this Memorandum and the terms and provisions of the Amendment, the terms and provisions of the Amendment shall, in all incidents, control, govern and prevail. Except to the extent expressly stated or modified in the Amendment, all terms, provisions, covenants and conditions of the Lease shall remain and continue in full force and effect as originally written. All rights, covenants, conditions, agreements, restrictions and reservations contained in this Memorandum shall run with the land and shall inure to the benefit of and shall be binding upon Landlord and Tenant and their respective heirs, legal representatives, successors and assigns.

     5. ENTIRE AGREEMENT. This Memorandum, the Amendment and the Lease contain the entire agreement of Landlord and Tenant with respect to Tenant's leasing of the Leased Premises.

     6. COUNTERPARTS. This Memorandum may be executed in separate counterparts, each of which shall constitute an original copy hereof, but all of which shall constitute but one and the same agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the day and year first above-written.

                             LANDLORD:

                             THE ESTATE OF STEPHEN HUTT, successor-in-interest to Stephen Hutt

-----------------
Witness

                             By:
                                ------------------------------------------------
-----------------                   Earl Temchim
Witness                             Executor


                             TENANT:

                             DESCO ASSOCIATES, a Connecticut limited partnership

-----------------
Witness

                             By:
                                ------------------------------------------------
-----------------                   John D. Scarritt
Witness                             General Partner



-----------------            ---------------------------------------------------
Witness                      JOHN D. SCARRITT, an individual


-----------------
Witness

STATE OF ________    )
                     )SS
COUNTY OF _______    )


     The undersigned, a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that Earl Temchim, the Executor of The Estate of Stephen Hutt (the "Estate"), to me personally well known and known to be the person who signed the foregoing instrument, and who, being duly sworn, stated and acknowledged that he is the Executor of The Estate, and that he signed and delivered the same on behalf of the Estate, with authority, as his and its free and voluntary act and deed, and as the free and voluntary act of the Estate, for the uses and purposes therein mentioned and set forth.

     GIVEN under my hand and notarial seal this ______ day of _____________, 2003.


                                          -----------------------------------
                                          Notary Public

My Commission Expires:

STATE OF ________    )
                     )SS
COUNTY OF _______    )


     The undersigned, a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that John
D. Scarritt, the sole General Partner of Desco Associates, a Connecticut limited partnership (the "Company"), to me personally well known and known to be the person who signed the foregoing instrument, and who, being duly sworn, stated and acknowledged that he is the sole General Partner of the Company, and that he signed and delivered the same on behalf of the Company, with authority, as his and its free and voluntary act and deed, and as the free and voluntary act of the Company, for the uses and purposes therein mentioned and set forth.

     GIVEN under my hand and notarial seal this ______ day of _____________, 2003.


                                          -----------------------------------
                                          Notary Public

My Commission Expires:

STATE OF ________    )
                     )SS
COUNTY OF _______    )


     The undersigned, a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that John
D. Scarritt, an individual, to me personally well known and known to be the person who signed the foregoing instrument, and who, being duly sworn, stated and acknowledged that he signed and delivered the same on his own behalf and as his and its free and voluntary act and deed, for the uses and purposes therein mentioned and set forth.

     GIVEN under my hand and notarial seal this ______ day of _____________, 2003.


                                          -----------------------------------
                                          Notary Public

My Commission Expires:

                                    EXHIBIT A

                    LEGAL DESCRIPTION OF THE LANDLORD PARCEL

                                    EXHIBIT B

                    LEGAL DESCRIPTION OF THE TENANT PROPERTY

                                   SCHEDULE 1

                                   DEFINITIONS

CONTRACTS:     Any and all written and oral: (i) management, leasing, service, construction, architect, development, maintenance, operating, repair and other contracts, agreements and commitments (excluding the Leases) in any way relating to the Property or any part thereof; (ii) equipment leases and all rights and options of Seller thereunder relating to equipment or property located in or upon the Real Property or used in connection therewith; and (iii) guarantees and warranties in effect with respect to the Property or any portion thereof.

INTANGIBLE
PERSONAL
PROPERTY:      Any and all logos, designs, trade names, trademarks, service marks, copyrights and other intellectual property, if any, owned and used by Seller in connection with the ownership and operation of the Property or any part thereof, together with the goodwill of the business appurtenant thereto and any name or names by which the Property is commonly known.

LEGAL
REQUIREMENTS:  Any and all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, orders, directions and requirements of all governments and governmental authorities having jurisdiction of the Property (including, for purposes hereof, any local Board of Fire Underwriters), and the operation thereof.

LICENSES:      Any and all licenses, franchises, certifications, authorizations, approvals and permits, if any, issued or approved by any governmental authority and relating to Seller's operation, ownership and maintenance of the Property or any part thereof.

PERMITTED
TITLE
EXCEPTIONS:    With respect to each Parcel, the matters shown on the Survey of such Parcel and matters of record referenced in the Title
               Commitment for such Parcel and approved (or deemed approved) by Buyer as provided in Section 6 of the Purchase and Sale Agreement to which this Schedule 1 is attached.

PROPERTY:      Collectively, the Real Property, the Tangible Personal Property,
               the Intangible Personal Property, the Hutt Lease, the Contracts, the Leases and the Licenses.

SURVEY: Separate, current as-built surveys of each Parcel of the Real Property (including the real property demised by the Hutt Lease) prepared by a surveyor licensed by the State of Connecticut and certified to Buyer,

               Buyer's lender, if any, the Title Insurer and such other parties as Buyer shall designate, to be prepared in accordance with the Accuracy Standards and Minimum Standard Detail Requirements for ALTA-ACSM Land Title Surveys as adopted by the American Land Title Association, the American Congress on Surveying and Mapping and the National Society of Professional Surveyors in 1999, and prepared in accordance with the items set forth in the Surveyor's Certificate attached hereto as Schedule 1-A. The Surveys also shall include and depict the following matters: (a) zoning classification of the Real Property and all uses permitted under such zoning classification; (b) all zoning and recorded setback requirements and building height requirements; (c) zoning parking requirements (including handicapped requirements); (d) height and square footage of all buildings and structures located upon the Real Property (including the real property demised by the Hutt Lease); (e) the distances of all buildings and structures located upon the Property (including the real property demised by the Hutt Lease) to the property boundary lines; (f) the points at which all utilities enter the Property; (g) actual number and size of parking spaces (including handicapped), all of which must be shown on the plat as striped; (h) metes and bounds legal description of the Real Property (including the real property demised by the Hutt Lease); (i) list of all title exceptions referenced in the Title Commitment; (j) all matters referenced in the Title Commitment must be accurately depicted on the plat, or, if not plottable, the surveyor should indicate the same; (k) a statement from the surveyor that the Real Property has access to publicly dedicated roadways, and identifying such roadways by name; (l) a list of any encroachments from the Real Property onto adjacent property, from adjacent property onto the Real Property, and of any building or other structures on the Real Property onto or over any easements that encumber the Real Property or any building/setback lines; (m) a list of all tax parcel identification numbers relating to the Property (together with a statement that such parcel numbers constitute all of the parcel numbers related to the Property and such parcel numbers do not relate to any other property); and (n) a statement that the property depicted on the Survey is the same property described in the Title Commitment.

TANGIBLE
PERSONAL
PROPERTY:      Any and all machinery, equipment, fixtures, furnishings and other tangible personal property owned by Seller and situated in or upon or used in connection with the operation or maintenance of the Real Property or any part thereof, and all replacements, additions or accessories thereto between the date hereof and the Closing Date, but excluding personal property owned by the tenants under the Leases.

TITLE
COMMITMENT:    Separate commitments for 1992 ALTA Owner's (and, with respect to the Second Parcel, Leasehold) Title Insurance Policies for each
               Parcel of the Real Property issued by the Title Insurer in the amount of the Price allocated to each Parcel as set forth on Exhibit L to this Agreement, covering title to each Parcel of the Real Property on or after the date hereof, showing Seller as owner of each Parcel of the Real Property in fee simple (and, with respect to the Second
               Parcel, as the owner of the ground lessee interest in, to and under the Hutt Lease), and providing for full extended coverage over all general title exceptions contained in such policies and containing the following special endorsements (collectively, the "Special Title Endorsements"): Zoning Endorsement 3.1 (amended to include parking), owner's comprehensive, access, survey (legal description equivalency), separate tax parcel, contiguity (if applicable), waiver of creditor's rights, environmental protection lien, encroachment (if applicable), utility facility, subdivision, location, deletion of the arbitration provision, and any other endorsements required by Buyer or Buyer's lender, if any.

TITLE INSURER: Chicago Title Insurance Company, 171 North Clark Street, Chicago,
               Illinois 60601.

                                  SCHEDULE 1-A

                             SURVEYOR'S CERTIFICATE

CERTIFIED TO:  Inland Real Estate Acquisitions, Inc., its successors and assigns
               [Name of the individual property owner], its successors and assigns
               [Name of Title Company]
               [Name of Lender], its successors/assigns

The undersigned does hereby certify that (i) this survey was made upon the ground of the property reflected hereon on _________, 2003 under my supervision, for the benefit of and reliance by Inland Real Estate Acquisitions, Inc., its successors and assigns, [Name of the individual property owner], its successors and assigns, [Name of Title Insurance Company], and [Name of Lender], its successors/assigns, and correctly shows and represents the property reflected hereon (including the gross square footage thereof) and the locations of all buildings, structures and other improvements (including the gross square footage thereof) and visible items (including all parking spaces (and a count thereof) located upon the property and the sizes of such parking spaces) and known utilities located thereon, and the relation of all such buildings, structures and other improvements to the property lines of the property reflected hereon;
(ii) the description of the property contained hereon is correct and the physical evidence of boundary lines and lines of possession or occupancy have been shown and proper notation made where in conflict with the legal description, and such boundary lines "close" by engineering calculations; (iii) the property reflected hereon has physical and legal access to and from a dedicated public roadway, and the public roads, highways, streets and alleys running adjacent to or upon the property reflected hereon are shown; (iv) except as shown hereon, there are no discrepancies, conflicts, shortages in area, encroachments (from the property reflected hereon onto any adjacent property, including streets, roadways and alleys, and/or from any adjacent property, including streets, roadways and alleys, onto the property reflected hereon), visible improvements, overlapping of improvements, set-back and/or building lines, easements (and no evidence on the ground of use of the property that might suggest a possible claim of easement), rights-of-way, drainage ditches, power lines or roadways that affect the property reflected hereon, or, to the undersigned's knowledge, after diligent inquiry, platted utilities that affect the property reflected hereon; (v) there are no gaps, gores, or overlaps between parcels or roads, highways, streets, or alleys and all parcels that comprise the property reflected hereon are contiguous; (vi) the property reflected hereon is a separate tax lot; (vii) all utilities for the operation of the property reflected hereon are available at the lot lines, enter said tract through said tract at adjoining public streets and do not run through or under any buildings or improvements not located on the property reflected hereon; (viii) there are no violations of zoning ordinances, restriction or other regulations with reference to the location of all buildings, structures and improvements situated on the property reflected hereon and the number and configuration of parking spaces; (ix) the gross and net areas (both acreage and square footage) shown hereon are correct and there are no boundary line discrepancies and no deficiencies in the quantity of the land described in the legal description of the property reflected; (x) this property lies in Flood Zone ____ according to Flood Insurance Rate Maps for the City of _____, Community Panel No. __________, dated ___________________ and issued by the Federal Emergency Management, and
(xi) this survey conforms with the "Minimum Standard Detail Requirements of ALTA/ACSM Land Title Surveys", jointly established and adopted by American Land Title Association (AALTA@) and American Congress on Surveying and Mapping ("ACSM") in 1999, and includes Table "A" items 1, 2, 3, 4, 6, 7(a)-(c), 8, 9,
10, 11(a) and (b), 13, 14, 15 and 16 therein. This Survey correctly shows (i) the zoning classification of the Property, (ii) the permitted uses within such classification, (iii) the parking requirements of the zoning code applicable to the subject property, and (iv) the source of such information. Pursuant to the Accuracy Standards as adopted by ALTA and ACSM and in effect on the date of this certification, the undersigned further certifies that proper field procedures, instrumentation and adequate survey personnel were employed in order to achieve results comparable to those outlined in the "Minimum Angle, Distance and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys."

[Surveyor=s Name]

By:
    ------------------------------
Date:
      ----------------------------
Registered Land Surveyor No.
                            -------------
Date of Survey:
                -------------------------